(Exhibit P i)

USAA INVESTMENT
 CODE OF ETHICS

Policy on Personal Investing Activities

 Last Amended:
October 1, 2012

Background.……………………………...………………………………………………..3

Reporting and Personal Investing Restrictions.…………………….…………..….....4
Access Person…………………………………………………………………4
Pre-Clearance Personnel………………………………………………………9
Portfolio Manager..…………………………………………………………...12
Independent Trustee...……………………………………………………….13

Investment Code of Ethics Committee...………………………………………………14

Administration of the Code.……………………………………………………..……...15

Appendix A – Definitions.…………………………………………………………..….17

Appendix B – Beneficial Ownership.……………………………………………..……20

Appendix C – Reporting and Restrictions Summary……...………………...……..…23

Appendix D – Account Reporting Requirements………..…….....………………..…24

Appendix E – Pre-Clearance and Reporting by Security Type……………………...25

Policy Statement Concerning Insider Trading.………………………………..………26

Disclosure of Portfolio Holdings Policy.……………………………………..………...31

Political Contributions Policy….……………………………………………………...…35

Questions about your responsibilities under the Code can be directed to:

Email the group mailbox at imcofpscodeofethics@usaa.com

Brenda Reyna, Compliance Administration, at 210-498-7978 or use group mailbox;
Christina Barton, Compliance Administration, at 210-498-1962 or use group mailbox;
Lynn Vale, ED Compliance Administration, at 210-498-0226 or lynn.vale@usaa.com;
Stephanie Higby, Director Institutional Asset Management Compliance, at 210-498-8763 or stephanie.higby@usaa.com; or David Smith, AVP Broker Dealer Compliance, at 210-498-8680 or davidh.smith@usaa.com.

The Protegent PTA Code of Ethics Reporting System (PTA) is accessible at https://sso2.usaa.com/adfs/ls/IdpInitiatedSignOn.aspx?loginToRp=protogent.  A user id and password are not required to access the system.  However, you must be on the USAA network in order to access the system.

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Background

This Investment Code of Ethics (Code) has been adopted by USAA Investment Management Company (IMCO), USAA Asset Management Company (AMCO), USAA Shareholder Account Services (SAS), each of the USAA Funds in USAA Mutual Funds Trust, USAA Financial Planning Services Insurance Agency, Inc. (FPS), and USAA Financial Advisors, Inc. (FAI) to comply with rules as applicable to the particular entity, for example, Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940, which require that every investment company and investment adviser adopt such a Code in order to regulate the personal investing activities of their personnel.

The purposes of this Code are (i) to implement the applicable SEC Rule provisions to prohibit fraudulent, deceptive or manipulative acts by personnel in connection with their personal transactions; (ii) to ensure compliance with various rules related to certain activities of securities licensed representatives of IMCO, AMCO, FPS and/or FAI (including, but not limited to, NYSE Rule 407 and FINRA Rule 6130); and (iii) to avoid conflicts of interest.

All persons covered by this Code must agree to:

All persons covered by this Code must always conduct their personal investing activities, including in USAA Funds in which they have any direct or indirect beneficial ownership lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies that are consistent with their financial resources and objectives.

The Code is intended to be administered together with the Policy Statement Concerning Insider Trading (Policy on Insider Trading), the USAA Funds’ Disclosure of Portfolio Holdings Policy (Portfolio Holdings Policy) and the Political Contributions Policy.  In addition, you may be subject to other USAA policies such as, among others, the “USAA Code of Business Ethics and Conduct” (including the “whistleblower,” “conflicts of interest” and “FAQ” provisions contained therein).

In adopting this Code, the Investment Code of Ethics Committee and the USAA Funds’ Board of Trustees have considered:

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How the Code’s restrictions and procedures as to compliance should be framed in light of legal and ethical obligations to the USAA Funds and all other AMCO- and IMCO-managed accounts;
The overall nature of the operations of USAA; and
Issues and concerns raised by transactions in different kinds of securities, and by the personal securities transactions of different categories of personnel having access to nonpublic information (including Portfolio Managers, analysts, traders, fund accountants, other investment personnel and all Access Persons in general).

The Investment Code of Ethics Committee and the USAA Funds’ Board of Trustees have determined that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in unlawful actions or impermissible conduct and provides for the fair, just and equitable treatment of all of the officers, directors, trustees and employees who will be affected by this Code.

PTA is used to report and monitor provisions of this Code for compliance.  A quick reference guide and other reference materials are located in the Documents section of PTA.

Reporting and Personal Investing Restrictions

A. ACCESS PERSON

1. Definition:

  any director, trustee or officer of IMCO, AMCO, SAS, FAI and/or the USAA Mutual Funds Trust (except for the Independent Trustees);

any IMCO, AMCO or FPS employee, or other employee of USAA or its subsidiaries providing investment advice on behalf of IMCO, AMCO or FPS and subject to IMCO, AMCO or FPS’s supervision and control whose functions relate to the making of recommendations with respect to purchases or sales of securities for AMCO- or IMCO-managed accounts, or who has access to such recommendations that are nonpublic, or who has access to nonpublic information or obtains information regarding the purchase or sale of securities by any one or more of the USAA Funds or other AMCO- or IMCO-managed accounts (including, but not limited to, USAA Strategic Fund Adviser, USAA Private Investment Management, USAA Trust Investment Management, USAA Global Opportunities Portfolio, USAA Managed Portfolios or USAA affiliate investment portfolios accounts), or who has access to nonpublic information regarding the portfolio holdings of any Reportable USAA Fund;

any person who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding, the purchase or sale of Covered

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Securities by a USAA Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

any officer or employee of IMCO, AMCO, SAS, FPS, FAI or other USAA subsidiary who is licensed and registered to engage in one or more categories of securities activities subject to the supervision and control of IMCO, AMCO, FAI or FPS; or

any other person designated by the Chief Compliance Officer.

See reporting and restrictions summary at Appendix C.

2. Reporting Requirements:
Annual On-line Training: Complete on-line training course via Employee Learning at least annually.  Notice to complete will be e-mailed with instructions.

Annual Compliance Certification: Complete a certification in PTA (using Certification of Compliance (CODE)) at least annually.  Access Persons will certify:

That they have read, understand and agree to comply with: (i) those provisions of this Code that pertain to them; (ii) all provisions of the Policy on Insider Trading; (iii) all provisions of the Portfolio Holdings Policy; and (iv) those provisions of the Political Contributions Policy that pertain to them.
Agreement to report any violations of the Code to the Chief Compliance Officer and cooperate with any investigations or inquiries to determine whether substantive violations of this Code, or of the Policy on Insider Trading, Portfolio Holdings Policy or Political Contributions Policy, have occurred.
Compliance with the Code at all times since the effective date of such person’s last such certification.

Reporting of Accounts: Report in PTA any new brokerage accounts, Reportable USAA Fund accounts (meaning all USAA Funds except the money market funds) and any other account types listed in Appendix D.  Accounts must be reported within calendar 15 days of the account being opened.  The closing of any account is also reported via PTA.  Accounts opened with USAA Brokerage Services and the USAA Funds’ transfer agent, SAS, must also be reported by you (PTA may not automatically identify all new accounts).

For each of your reportable accounts, you are required to provide duplicate statements and duplicate trade confirmations to the office of the Chief Compliance Officer.  The office of the Chief Compliance Officer will initiate the request for duplicate statements and trade confirmations after you enter the account in PTA.  If the firm from which you currently receive statements is not able to send statements and confirmations directly to USAA, you will be notified and be required to submit copies promptly after you receive them.

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Certification of Holdings: Certify in PTA (using Certification of Initial Holdings) within 10 days after being designated as an Access Person and at least annually, generally as of December 31 of the prior year (using Certification of Annual Holdings).   The Certification of Initial Holdings and Certification of Annual Holdings are required regardless of whether or not the Access Person has any holdings to report.
Exception for Managed Accounts: The holdings in a managed account do not need to be reported if the office of the Chief Compliance Officer has previously approved the managed account for such exemption.  All other provisions under this Code are still required to be fulfilled with regard to managed accounts.  Requests can be submitted for written approval by completing the Managed Accounts Exemption disclosure form on PTA.

Certification of Quarterly Transactions: Certify in PTA (using Certification of Quarterly Transactions) within 30 calendar days after the end of each calendar quarter all personal securities transactions executed during the quarter.  The Certification of Quarterly Transactions is required regardless of whether or not the Access Person had any securities transactions activity during the quarter.

The Certification of Quarterly Transactions must also include any voluntary contributions to or redemptions from Dividend Reinvestment Plans (DRIPs), Employee Stock Option Plans (ESOPs), Employee Stock Purchase Plans (ESPPs) or similar stock compensation plans.  To facilitate certification, a listing of certain transactions received through duplicate confirmations will be provided in PTA.  An Access Person must review and report any information that is missing or incorrect (e.g., DRIP transactions) by sending an e-mail to imcofpscodeofethics@usaa.com.

Access Persons transactions in Covered Securities and Reportable USAA Funds effected pursuant to an automatic investment or dividend/capital gain reinvestment plan do not need to be reported in the Certification of Quarterly Transactions.  If an Access Person effects any transaction that overrides the pre-set schedule or allocations of the automatic investment or dividend/capital gain reinvestment plan, these transactions must be included in the Access Person’s Certification of Quarterly Transactions.

Exception for Managed Accounts: The transactions effected in a managed account do not need to be reported if the office of the Chief Compliance Officer has previously approved the managed account for such exemption.  All other provisions under this Code are still required to be fulfilled with regard to managed accounts.  Requests can be submitted for written approval by completing the Managed Accounts Exemption disclosure form on PTA.

3. Personal Investing and other Restrictions:
Excessive Trading in USAA Mutual Funds: Excessive Trading in Reportable USAA Funds (meaning all USAA Funds except the money market funds) is not permitted.  Excessive Trading is defined as a transaction in a Reportable USAA Fund which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction (other than a transaction made pursuant to an automatic dividend

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reinvestment or automatic investment plan) by or on behalf of the same person in the same Reportable USAA Fund occurring within thirty (30) calendar days before or after the subject transaction, regardless of whether such transactions occur across multiple accounts in the same Reportable USAA Fund.  The excessive trading restriction does not apply to transactions in the USAA Ultra Short-Term Bond Fund, USAA Short-Term Bond Fund and USAA Tax Exempt Short-Term Fund.  Further short-term trading restrictions are also disclosed in each Fund’s prospectus.

A person may be granted an exception by the office of the Chief Compliance Officer to trade within the 30-day period if they can demonstrate in writing prior to the transaction that a bona fide and sufficient personal or family economic hardship exists warranting the gravity of an exception.

Initial Public Offerings: Access Persons are prohibited from participating in Initial Public Offerings (IPOs).  IPO means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to broker-dealer reporting requirements of the Securities Exchange Act of 1934.

Limited Offerings: Access Persons must obtain prior written approval from the office of the Chief Compliance Officer before participating in a limited offering transaction.  Limited offering means an offering that is exempt from registration under state securities laws and under the Securities Act of 1933, such as private placements, transactions by an issuer not involving a public offering or sales of securities to accredited investors, or sales of securities to a limited number of investors or in limited dollar amounts, including hedge funds (e.g., private placements, hedge funds, private investment partnerships and other private interests).  If a limited offering security is owned at the time the individual becomes an Access Person, the individual must identify such to the office of the Chief Compliance Officer and continue to report in PTA.  Requests can be submitted for written approval by completing the Limited Offering disclosure form on PTA.

In determining whether or not to grant approval of participating in a limited offering, the Chief Compliance Officer is directed to consider, among any other pertinent factors, whether the investment opportunity is available to, and should be reserved solely for, the USAA Funds or other AMCO- or IMCO-managed accounts and whether the opportunity is or seems to have been made available to the Access Person due to or by virtue of the position which he or she holds with USAA and/or the USAA Funds.  Access Persons who are granted approval to purchase a limited offering must comply with the continuing disclosure requirements in connection with any conflict(s) of interest that might arise should IMCO, AMCO, any USAA Fund or any other AMCO- or IMCO-managed account consider for purchase, sale or retention of any security whatsoever issued by the same issuer.

Options: Individuals are prohibited from using options or other derivative instruments to evade the restrictions of this Code.  Options transactions with respect to a covered security may not be used if the Code would prohibit taking the same position or making the same transaction directly in the covered security.

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Trading Covered Securities: Access Persons with actual knowledge regarding a covered security or equivalent covered security (security) purchased or sold one trading day earlier, or being considered for purchase or sale on the current or next trading day, by a USAA Fund portfolio or other account managed directly by IMCO or AMCO may not effect a personal securities transaction involving such security.  In the event that a personal covered securities transaction is effected in contravention of the foregoing restriction, the Access Person shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly (1) advise the office of the Chief Compliance Officer of the violation and (2) comply with whatever directions, by way of disgorgement, which the Chief Compliance Officer may issue in order for the violation to be fully and adequately rectified.

Access Persons, other than those who are also Pre-Clearance Personnel, shall not be required to obtain approval of the execution of any personal securities transaction in a security provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the security at issue was purchased or sold one trading day prior, or is actively being considered for purchase or sale on the current or next trading day, by or on behalf of any portion of a USAA Fund or other account managed directly by IMCO or AMCO.  Should such Access Person believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction may not occur without pre-clearance approval.

Restricted Securities List: Access Persons are prohibited from trading in securities on the restricted securities list.  Notice of changes to the restricted securities list is provided by e-mail and can also be viewed on PTA under the Documents section.

Investment Clubs: Access Persons must obtain prior written approval from the office of the Chief Compliance Officer before participating in any investment club, other similar club or outside investment contest.  Requests can be submitted for written approval by completing the Investment or Other Similar Clubs or Groups disclosure form on PTA.

Gifts: In addition to those provisions of the USAA Ethics office conflict of interest guidelines under the FAQ section and NASD Conduct Rules relating to the giving or receipt of gifts and other benefits, all Access Persons are prohibited from receiving or giving any gift, gratuity, favor, award or other item or benefit having a market value in excess of $100 per person, per year, from or to or on behalf of any person or entity that does, or seeks to do, business with or on behalf of USAA or any USAA Fund.  Business-related entertainment such as meals, tickets to the theater or a sporting event which are infrequent and of a nonlavish nature are excepted from this prohibition.  Questions should be directed to your respective ethics officer representative or the Chief Compliance Officer.  A Gifts, Gratuities, Favors, Awards or Other Benefits disclosure form is available on PTA.

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Conflicts of Interest: With respect to any material conflict(s) of interest which an Access Person may have with regard to any covered security in which he or she has a direct or indirect beneficial ownership (see Appendix B) and which he or she knows, or has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA Fund or other AMCO- or IMCO-managed account, such Access Person shall make prompt written disclosure to the Chief Compliance Officer as well as to the department head in the Access Person’s area of the firm.

Board of Directorships: Access Persons are prohibited from serving on the board of directors of any publicly traded company without prior written approval by the Investment Code of Ethics Committee (Committee).  Applications for approval of service as a director of a publicly traded company shall be directed, in writing, to the office of the Chief Compliance Officer for prompt forwarding to the Committee.  Requests can be submitted for written approval by completing the Directorship disclosure form on PTA.  In dealing with such applications, the Committee shall consider all factors which it deems to be pertinent to the request.  Approvals, once granted, may be revoked, at the discretion of the Committee, at any time and upon no prescribed advance notice.

If an Access Person is granted approval to serve as a director of a publicly traded company, he or she shall personally refrain from participating in any deliberations, recommendations or considerations of whether or not to recommend that any securities of that company be purchased, sold or retained in the investment portfolio of any USAA Fund or other AMCO- or IMCO-managed account.  All appropriate Portfolio Managers are to be advised in writing by the Chief Compliance Officer that the specific Access Person is to be excluded from such decisions.

B. PRE-CLEARANCE PERSONNEL

1. Definition:
any Portfolio Manager or any employee of the USAA Funds, IMCO, AMCO or FPS (or of any company in a control relationship to the USAA Funds or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations on behalf of IMCO or AMCO regarding the purchase or sale of specific securities by the USAA Funds or other AMCO- or IMCO-managed account (including, but not limited to, USAA Private Investment Management, USAA Strategic Fund Adviser, USAA Managed Portfolios, USAA Trust Investment Management, USAA Global Opportunities Portfolio and USAA affiliate investment portfolios);

any natural person who controls the USAA Funds or investment adviser who regularly obtains information concerning recommendations made to the USAA Funds or other AMCO- or IMCO-managed account regarding the purchase or sale of specific securities by the USAA Funds or other AMCO- or IMCO-managed account;

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any officer of AMCO or IMCO (at the level of assistant vice president or higher) or officer of USAA Mutual Funds Trust;

the administrative assistants of those persons identified in the subsections above;

any other person who regularly obtains information concerning recommendations or securities transactions of the USAA Funds or other AMCO- or IMCO-managed accounts; and

any other person designated by the Chief Compliance Officer.
2. Reporting Requirements: Pre-Clearance Personnel must also adhere to all of the reporting responsibilities and restrictions of Access Persons in addition to those below items.

3. Personal Investing and other Restrictions:
Trade Pre-Clearance: Pre-Clearance Personnel must obtain express approval through PTA, prior to the execution of any personal securities transaction in a covered security.  See Appendix E for a listing of pre-clearance requirements for various security types.  Pre-clearance also applies to any voluntary contributions or redemptions to Dividend Reinvestment Plans (DRIPs), Employee Stock Option Plans (ESOPs) and Employee Stock Purchase Plans (ESPPs), or other similar stock plans in which they will have any direct or indirect beneficial ownership.    See other special pre-clearance requirements for limited offerings under the Limited Offerings section.

The pre-clearance process is completed through PTA and you must receive approval through PTA prior to placement of a trade.  Transaction approvals granted for requests must be executed by the close of the New York Stock Exchange on the business day of the clearance approval at which time the clearance shall be deemed to have lapsed and terminated necessitating a further pre-clearance request if the trade is still desired to be pursued (for example, if authorization is provided on a Monday, it is effective until the end of the trading day on Monday).  You will be required to furnish whatever information is called for by PTA or the office of the Chief Compliance Officer.

Exceptions to pre-clearance requests when denied may be granted by the office of the Chief Compliance Officer upon prior written request.  The office of the Chief Compliance Officer shall make such inquiries as are reasonably necessary to determine whether the proposed transaction in a covered security would violate any express provision of this Code, or would otherwise give rise to a material conflict of interest, and shall take such action as may be consistent with such determination.  Requests can be submitted for written approval by completing the Trade Exception Approval Request disclosure form on PTA.

Pre-Clearance Personnel may not effect a personal securities transaction if (i) a USAA Fund portfolio or other account managed directly by IMCO or AMCO purchased or sold the same security one trading day earlier; or (ii) the Pre-Clearance Personnel has actual

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knowledge regarding whether the same security is being considered for purchase or sale on the current or next trading day by a USAA Fund portfolio or other account managed directly by IMCO or AMCO.  In the event that a personal covered securities transaction is effected in contravention of the foregoing restriction, the Pre-Clearance Personnel involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly (1) advise the office of the Chief Compliance Officer of the violation and (2) comply with whatever directions, by way of disgorgement, which the Chief Compliance Officer may issue in order for the violation to be fully and adequately rectified.

Approval of a request for pre-execution clearance shall not operate as a waiver or presumption of satisfaction of any other provision of this Code (including the 60-day short-term matched profit restriction), but only as evidence of good faith on your part, which may be considered by the Committee should a violation of any other provision of this Code be determined to have occurred.  You are responsible for ensuring compliance with all other trading restrictions in this Code even when pre-execution clearance has been granted.  PTA will generally not identify any other violations when pre-clearance is requested.

Exception for Managed Accounts: Pre-clearance approval need not be filed for any transaction to be effected in a managed account if the office of the Chief Compliance Officer has previously approved the managed account for such exemption.    All other provisions under this Code are still required to be fulfilled with regard to managed accounts.  Requests can be submitted for written approval by completing the Managed Accounts Exemption disclosure form on PTA.

60-day Short-Term Matched Profit: Pre-Clearance Personnel shall not engage in any short-term matched profit transaction within the meaning of this Code.  Short-term matched profit transaction means the combination of any personal securities transaction in a covered security which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction by or on behalf of the same person in the same (or any “equivalent”) covered security occurring within sixty (60) calendar days before or after the transaction, results in actual trading profit for the person.

Gains (profits) are calculated based on a first in, first out (FIFO) method meaning the current purchase or sale transaction is matched against the first purchase or sale made during the last 60-day period.  You are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent securities within 60 calendar days.  PTA does not have the capability to determine whether a security will be sold at a gain or loss or cross check multiple accounts and therefore cannot provide advance warning.

Pre-Clearance Personnel should note that this prohibition is intended to apply to all instances of short-term (i.e., 60 calendar days or less) purchase and sale or sale and purchase or security “short-selling,” as well as short-term investment activities (of a hedging, as well as a speculative nature) in or involving options.  For example, if you buy

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shares of stock (or options on such shares) and then sell those shares within 60 days at a profit, a violation will be identified and any gain from the transactions shall be disgorged to a USAA approved charity.

This restriction applies across all account types.  For example, a purchase in an IRA account and sale of the same or equivalent security in a personal brokerage account within 60 days at a gain would be a violation of this restriction.

The Chief Compliance Officer may determine, in his or her discretion, to exempt this prohibition in cases where: (i) the transaction, and any earlier personal securities transaction with which it may be matched over the most recent 60 calendar days, do not appear to evidence actual abuse of a conflict of interest with any USAA Fund or other AMCO- or IMCO-managed account (as, for example, where the covered security(ies) involved has (have) not recently been held, traded or actively considered for investment or trading by such accounts); or (ii) Pre-Clearance Personnel can demonstrate prior to the transaction that a bona fide and sufficient personal or family economic hardship exists warranting the granting of such an exception.  Exceptions should be granted only upon meritorious circumstances.

De Minimis Exemption: Certain large cap securities at the discretion of the Chief Compliance Officer (e.g., S&P 500 Index securities) will receive pre-clearance approval upon request in PTA that would otherwise be denied under pre-clearance Code restrictions.  Such transactions will also not be subject to the 60-day short-term matched profit restriction but will be subject to the other provisions of the Code.  Options on these securities do not qualify for this exemption.  Only the specific securities listed in the De Minimis Exemption Securities List on PTA qualify.

C. PORTFOLIO MANAGER

1. Definition: Portfolio Manager means any Access Person who, with respect to any USAA Fund or other AMCO- or IMCO-managed account, has or shares with any other person the primary responsibility for the day-to-day management of the investment portfolio of such USAA Fund or AMCO- or IMCO-managed account.

2. Reporting Responsibilities: Portfolio Managers must adhere to all of the reporting responsibilities and restrictions of Access Persons and Pre-Clearance Personnel in addition to those below.

That they have read, understand and agree to comply with: (i) those provisions of this Code that pertain to them; (ii) all provisions of the Policy on Insider Trading; (iii) all provisions of the Portfolio Holdings Policy; and (iv) those provisions of the Political Contributions Policy that pertain to them.

Agreement to report any violations of the Code to the Chief Compliance Officer and cooperate with any investigations or inquiries to determine whether substantive violations of this Code, or of the Policy on Insider Trading, Portfolio Holdings Policy or Political Contributions Policy, have occurred.

Compliance with those provisions of this Code specifically applicable to Independent Trustees.

3. Personal Investing and other Restrictions:
14-Day Blackout Period: Portfolio Managers may not effect a personal covered securities transaction within seven (7) calendar days before, or seven (7) calendar days after, the trade date of a purchase or sale of the same covered security by or on behalf of any USAA Fund or other AMCO- or IMCO-managed account for which he or she serves as Portfolio Manager.  The de minimis exemption does not apply.  In the event that a personal covered securities transaction is effected in contravention of the foregoing

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restriction, the Portfolio Manager involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly (1) advise the office of the Chief Compliance Officer of the violation and (2) comply with whatever directions, by way of disgorgement, which the Chief Compliance Officer may issue in order for the violation to be fully and adequately rectified.

D. INDEPENDENT TRUSTEE

1. Definition: Any trustee of a USAA Fund who is not an interested person of the Fund as defined by Section 2(a)(19)(A) of the Investment Company Act of 1940 and rules of the Commission thereunder.

2. Reporting Requirements:
Independent Trustees must complete a certification upon initial election to the USAA Funds’ board of trustees and no less frequently than annually thereafter.  Independent Trustees (as defined below) will certify:

That they have read, understand and agree to comply with: (i) those provisions of this Code that pertain to them; (ii) all provisions of the Policy on Insider Trading; (iii) all provisions of the Portfolio Holdings Policy; and (iv) those provisions of the Political Contributions Policy that pertain to them.

Agreement to report any violations of the Code to the Chief Compliance Officer and cooperate with any investigations or inquiries to determine whether substantive violations of this Code, or of the Policy on Insider Trading, Portfolio Holdings Policy or Political Contributions Policy, have occurred.

Compliance with those provisions of this Code specifically applicable to Independent Trustees.
3. Personal Investing and other Restrictions:
With respect to any material conflict(s) of interest which an Independent Trustee may have with regard to any covered security in which he or she has a direct or indirect beneficial ownership (see Appendix B) and which he or she knows, or has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA Fund or other AMCO- or IMCO-managed account, such Independent Trustee shall make prompt written disclosure to the Chief Compliance Officer.

Independent Trustees with actual knowledge at the time of his or her proposed transaction regarding a security purchased or sold one trading day earlier, or being considered for purchase or sale on the current or next trading day, by a USAA Fund portfolio or other account managed directly by IMCO or AMCO may not effect a personal securities transaction involving such security.  In the event that a personal covered securities transaction is effected in contravention of the foregoing restriction, the Independent Trustee involved shall, as soon as practicable after becoming aware of the

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violative nature of his or her personal transaction (irrespective of any pre-execution clearance which may have been previously granted for the transaction), promptly (1) advise the office of the Chief Compliance Officer of the violation and (2) comply with whatever directions, by way of disgorgement, which the Chief Compliance Officer may issue in order for the violation to be fully and adequately rectified.

Independent Trustees shall not be required to obtain the express approval of the execution of any personal securities transaction in a Covered Security provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the security at issue was purchased or sold one trading day prior, or is actively being considered for purchase or sale on the current or next trading day, by or on behalf of any portion of a USAA Fund or other account managed directly by IMCO or AMCO.  Should such Independent Trustee believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction may not occur without pre-clearance approval.

While Independent Trustees are generally not required to submit quarterly reports, an Independent Trustee must submit a quarterly report if at the time of execution of the given personal securities transaction, he or she knew, in the ordinary course of fulfilling his or her official duties as an Independent Trustee, or should have known that during the 15-day period immediately before or after his or her transaction in a covered security, a USAA Fund purchased or sold the covered security, or a USAA Fund (or its investment adviser/subadviser) considered purchasing or selling the covered security.  Independent Trustees must submit these reports to the Chief Compliance Officer within 30 days of the end of the calendar quarter in which the trade occurred.

Investment Code of Ethics Committee

The Investment Code of Ethics Committee (Committee) has authority and responsibility to interpret, adopt and implement procedures designed to ensure compliance with this Code.  The Corporate Governance Committee of the USAA Funds receives recommendations from the Committee concerning the interpretation, adoption of amendments and implementation of procedures designed to ensure compliance with the Code by the USAA Funds.

The Committee shall perform an annual review of the Code, Policy on Insider Trading, Portfolio Holdings Policy and the Political Contributions Policy to discuss (i) what, if any, changes may be appropriate; and (ii) review any compliance matters.

Upon completion of the annual review, the Chief Compliance Officer, on behalf of the Committee, shall prepare an annual written report to the USAA Funds’ Board of Trustees that at a minimum,

 summarizes existing procedures contained in the Code and any changes in the procedures made during the past year;

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describes any issues arising under the Code or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code  or procedures and sanctions imposed in response to the material violations;identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations; and
certifies that the USAA Funds, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

In conjunction with its annual review of the Code, the Committee will also provide a report to the Corporate Governance Committee of the USAA Funds summarizing the provisions of the Code as they apply to the Independent Trustees and proposing any changes to the Code as they apply to the Independent Trustees.

The office of the Chief Compliance Officer is delegated by the Committee, authority to issue a letter of caution or a verbal warning for any violation of the substantive or procedural requirements of this Code.  A summary of all letters of caution and verbal warnings issued will be provided to the Committee on a quarterly basis.  The Committee maintains written guidelines for disciplinary actions related to non-material code violations.

The Committee may investigate as well as conduct informal hearings (including the power to call individuals as witnesses) to determine whether material violations of this Code have been committed.  In the event that a material violation of this Code is determined to have occurred, the Committee may impose certain employment-related sanctions.

The Committee may issue directions or delegate to the office of the Chief Compliance Officer, by way of fine, disgorgement of any security or money gained (for example, disgorge profits realized on excessive trading or 60-day short-term matched profit), and to take whatever further enforcement action the Committee deems prudent and necessary to see that violations are fully and adequately rectified.  A review group consisting of VP FASG Counsel, the Chief Compliance Officer and ED Compliance Administration may call meetings with employees to review violations, including circumstances in which multiple violations have occurred, and may impose any fines warranted.

Administration of the Code

The Chief Compliance Officer (or such officer’s designee) shall: (i) maintain a list of all Access Persons, to be updated as soon as practicable, but no less frequently than on a monthly basis; and (ii) issue timely notice to all employees of their addition to, or removal from, such list.

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The USAA Funds’ Board of Trustees (Trustees) must review and approve any material changes to the Code.  A material change to the Code must be approved by the Trustees no later than six months after adoption of the material change.  The Trustees must base approval on a determination that the Code contains provisions reasonably necessary to prevent Access Persons from violating the Code by engaging in unlawful actions or impermissible conduct.

The following records will be maintained by the office of the Chief Compliance Officer, retained in accordance with the applicable SEC Rule provisions and be made available for examination:

Investment Code of Ethics;
Records of any violation of the Investment Code of Ethics, and of any action taken as a result of the violation;
Record of each report required to be made by an Access Person including any information provided in lieu of the reports (such as brokerage statements);
Records of all persons, currently or within the past five years, who are or were required to make reports under the Code of Ethics, or who are or were responsible for reviewing these reports;
Record of each report to the USAA Funds’ Board of Trustees;
Records of any decision, and the reasons supporting the decision, to approve the acquisition by an Access Person of securities under Limited Offerings; and
Record of written affirmations made by each Access Person or Independent Trustee in accordance with the annual certification requirement section of this Code.

Reports provided to the office of the Chief Compliance Officer under this Code are maintained in confidence, except to the extent necessary to implement and enforce the provisions of this Code, to comply with requests for information from regulators, or to comply with applicable laws, rules and regulations.

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Appendix A – Definitions

Beneficial Ownership and Beneficial Owner see Appendix B to this Code.

Chief Compliance Officer is aChief Compliance Officer, or any other individual designated by the Committee to meet the responsibilities of such officer on an interim basis.  Office of the Chief Compliance Officer means the employees designated to receive and review reports and address issues of personal trading, by the Chief Compliance Officer (CCO) and to act for the CCO in the absence of the CCO.

Covered Security encompasses each of the following (but not an Excepted Security or a Reportable USAA Fund):any note, stock, Treasury stock, security future, shares of a closed-end fund, shares of an exchange-traded fund, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights;
any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof); or
in general, any interest or instrument commonly known as a “security,” or any certificate or interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

Equivalent Covered Security means, with respect to another security (the subject security), any security of the same class as the reference security, as well as any option (including puts as well as calls), warrant, convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the subject security.

Excepted Security means any:
security issued by the government of the United States, bankers’ acceptance, bank certificate of deposit, commercial paper, share of any open-end money market fund or share of any other registered open-end investment company (other than a Reportable USAA Fund or an exchange-traded fund);
and

any other form of “security” which the Committee may hereafter identify as not presenting the sort of conflict of interest concerns which this Code is designed to obviate or control.  Specifically excepted under this section are the following:

o	Investments in Qualified Tuition Programs (such as the USAA College Savings Plan or other 529 plans)
o	Investments in the USAA Strategic Fund Adviser product

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o	Currency
o	Futures contracts on broad based indexes other than “security futures” (e.g., futures on broad-based indices, futures on crops)
o	Investments in the USAA Global Opportunities Portfolio product

In accordance with interpretations of the Securities and Exchange Commission, for purposes of the first bullet above: (i) “security issued by the government of the United States” shall not be deemed to include any indirect obligations of the government of the United States (so-called “agency” obligations) with a remaining maturity in excess of 397 calendar days (e.g., FNMA and FHLMC), but shall be deemed to include any obligations directly issued or guaranteed by the government of the United States, irrespective of the obligation’s initial or remaining maturity (e.g., U.S. Treasury and GNMA); and (ii) certain so-called “money-market instruments,” including conventional repurchase agreements, U.S. government agency obligations and obligations issued or guaranteed by foreign governments maturing within 397 calendar days from date of purchase, may also be deemed to be Excepted Securities.

Federal Securities Laws means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission (SEC) of the U.S. Department of the Treasury.

Impermissible Conduct means engaging in excessive trading in a Reportable USAA Fund.

Personal Securities Transaction means the execution, either directly or indirectly, of any “purchase or sale of a security.”

Purchase or Sale of a Covered Security shall include any bargain, contract or other arrangement including the writing of an option to purchase or sell a covered security, by which a person (other than a USAA Fund or other AMCO- or IMCO-managed account) purchases, buys or otherwise acquires, or sells or otherwise disposes of, a security in which he or she currently has or thereby acquires any direct or indirect beneficial ownership interest.

Excepted from the definition of this term and from the coverage by this Code is any “purchase or sale of a security:”

 involving a security or securities account over which a person has no direct or indirect influence or control;
which is nonvolitional on the part of the person by or for whom the transaction is effected;
which is effected pursuant to an automatic dividend reinvestment plan; or
involving either: (i) the purchase of a security effected upon the exercise of one or more rights issued by an issuer pro rata to all holders of a class of its securities, if

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       and only to the extent to which such rights were acquired directly from such issuer; or (ii) the sale of any such rights so acquired.

Reportable USAA Fund means all USAA Funds except the money market funds.

Security Future means a contract of sale for future delivery of a single security or of a “narrow-based security index,” which generally means an index that (1) has 9 or fewer component securities, (2) in which a component security comprises more than 30% of the weighting of the index, (3) in which the 5 highest weighted component securities in the aggregate comprise more than 60% of the weighting of the index, or (4) in which the lowest weighted component securities comprising, in the aggregate, 25% of the weighting of the index have an aggregate dollar value of average daily trading volume of less than $50 million (or in the case of an index with 15 or more component securities, $30 million).

The term security future does not include certain forward contracts, swaps, caps, collars, floors and over-the-counter options (other than options on foreign currencies, options on baskets of currencies, options on a security or options on an index of securities).

This definition is a summary of the definition of Security Future in Section 3(a)(55) of the Securities Exchange Act of 1934.  You should consult with the Chief Compliance Officer (or his designee) if you have any doubt about whether a particular investment transaction you contemplate involves a Security Future.

Security Held or to be Acquired means: any covered security that, within the most recent 15 days, (i) is or has been held by the Fund; or is being or has been considered by the USAA Fund or its investment adviser for purchase by the USAA Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for a Covered Security.

Unlawful Actions means it is unlawful for any Access Person in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by a USAA Fund or other AMCO- or IMCO-managed account: (i) to employ any device, scheme or artifice to defraud the USAA Fund or other AMCO- or IMCO-managed account; (ii) to make any untrue statement of a material fact necessary in order to make the statements made to the USAA Fund or other AMCO- or IMCO-managed account, in light of the circumstances under which they are made, not misleading; (iii) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the USAA Fund or other AMCO- or IMCO-managed account; or (iv) to engage in any manipulative practice with respect to the USAA Fund or other AMCO- or IMCO-managed account.

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Appendix B – Beneficial Ownership

For purposes of the Code, the term “beneficial ownership” shall be interpreted in accordance with the definition of “beneficial owner” set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which states that the term “beneficial owner” means “any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in” a security.  The term “pecuniary interest” is further defined to mean “the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.”

The pecuniary interest standard looks beyond the record owner of securities.  As a result, the definition of beneficial ownership is extremely broad and encompasses many situations that might not ordinarily be thought to confer a “pecuniary interest” in or “beneficial ownership” of securities.

Securities Deemed to be “Beneficially Owned”
Securities owned “beneficially” would include not only securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others for your benefit in an account over which you have influence or control, for example, securities held for you by custodians, brokers, relatives, administrators or trustees.  The term also includes securities held for your account by pledges, securities owned by a partnership in which you are a general partner and securities owned by any corporation that you control.

Set forth below are some examples of how beneficial ownership may arise in different contexts.

Family Holdings.  Securities held by members of your immediate family sharing the same household are presumed to be beneficially owned by you.  Your “immediate family” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, or any other person who lives in the same household as and provides material support to, or receives material support from, you (but does not include aunts, uncles, nieces and nephews).  The definition also includes adoptive relationships.  You will be presumed to be the beneficial owner of a family member’s holdings only if that family member shares your household and you share finances.  This includes accounts protected under a pre-nuptial agreement.  However, you also may be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent upon you.

Partnership and Corporate Holdings.  A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership, as long as the partner has direct or indirect influence or control over the management and affairs of the partnership.  A limited partner generally will not be deemed to own securities held by a limited partnership beneficially provided he or she

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does not own a controlling voting interest in the partnership.  If a corporation is your “alter ego” or “personal holding company,” the corporation’s holdings of securities are attributable to you.

Trusts.  Securities held by a trust of which you are a beneficiary and over which you have any direct or indirect influence or control would be deemed to be beneficially owned by you.  An example would be where you as settler have the power to revoke the trust without the consent of another person, or have or share investment control over the trust.

Estates.  Ordinarily, the term “beneficial ownership” would not include securities held by executors or administrators in estates in which you are a legatee or beneficiary, unless there is a specific bequest to you of such securities, or you are the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such bequest.

Some Practical Examples of Beneficial Ownership
   Ownership of a Covered Security or Reportable USAA Fund by your spouse or minor children

Ownership of a Covered Security or Reportable USAA Fund by a family member sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, son- or daughter-in-law, or any other person who lives in the same household as and provides material support to, or receives material support from, you)

Ownership, partnership interest or similar interest in a Covered Security or Reportable USAA Fund account held by a corporation, general or limited partnership or similar entity you control

Right to receive dividends or interest from a Covered Security or Reportable USAA Fund even if that right is separate or separable from the underlying securities

Interest in a Covered Security or Reportable USAA Fund held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal)

Right to acquire a Covered Security though the exercise or conversion of a “derivative” Covered Security

Securities Deemed Not to be “Beneficially Owned”
For purposes of the Code, the term “beneficial ownership” excludes securities or securities accounts held by you for the benefit of someone else if you do not have a pecuniary interest in such securities accounts.  For example, securities held by a trust would not be considered beneficially owned by you if neither you nor an immediate

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family member is a beneficiary of the trust.  Another example illustrating the absence of pecuniary interest, and therefore also of beneficial ownership, would be securities held by an immediate family member not living in the same household with you and who is not economically dependent upon you.

“Influence or Control”
Supplementing the foregoing principles of beneficial ownership is a further concept of “direct or indirect influence or control” which, in instances where it appropriately applies, will operate so as to afford persons covered by the Code with an exception from the pre-execution clearance, post-trade reporting and year-end securities position disclosure requirements (as well as the various self-operative investing and trading restrictions) of the Code.  This further concept provides, in effect, that in cases where the beneficial ownership is indirect, the covered person must have an ability to exercise direct or indirect influence or control over the subject security or securities account for such security or account, or an individual transaction therein, to be within the purview of the Code.

To have such “influence or control,” the covered person must have an ability to prompt, induce or otherwise effect transactions in the subject security or securities account.  Like “beneficial ownership,” the concept of influence or control encompasses a wide variety of factual situations.  An example of where influence or control exists would be in which the beneficiary of a revocable trust has significant ongoing business and social relationships with the trustee of the trust.  Examples in which influence or control does not exist would be a trust blind trust or securities held by a limited partnership in which the covered person’s only participation is as a noncontrolling limited partner.  The determining factor in each case will be whether the covered person has any direct or indirect influence or control over the subject security or securities account.  You are presumed under the Code to have “influence or control” as a result of having the following:

   Investment control (sole or shared) over a personal brokerage account

Investment control (sole or shared) over an account in the name of your spouse or minor children, unless you have renounced an interest in your spouse’s assets (subject to the approval of the Chief Compliance Officer)

Investment control (sole or shared) over an account in the name of any family member, friend or acquaintance

Involvement in an investment club

Trustee power over an account

An active power of attorney or limited trading authorization over an account

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Appendix C – Reporting and Restrictions Summary

These lists are not all inclusive and may be changed from time to time.

Reporting Requirements	Page	For All Individuals
Annual On-line Training *	5	X
Annual Compliance Certification*	5	X
Reporting of Accounts*	5	X
Certification of Holdings*	5	X
Certification of Quarterly Transactions	6	X

Restrictions	Page	Access Person	Pre-Clearance Personnel	Portfolio Manager
Excessive Trading in USAA Mutual Funds	6	X	X	X
Initial Public Offerings	7	X	X	X
Limited Offerings*	7	X	X	X
Options	7	X	X	X
Trading Covered Securities	7	X	X	X
Restricted Securities List	8	X	X	X
Investment Clubs*	8	X	X	X
Gifts	8	X	X	X
Conflicts of Interest	8	X	X	X
Board of Directorships*	8	X	X	X
Trade Pre-Clearance	10		X	X
60-day Short-Term Matched Profit	11		X	X
14-Day Blackout Period	12			X

*Upon initially being subject to the Code, individuals must also complete and/or report the noted items.

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Appendix D – Account Reporting Requirements

This list is not all inclusive and may be updated from time to time.  Accounts are required to be reported in PTA initially and within 15 calendar days of opening.

Account Type	Reporting Required?*
USAA Brokerage	Yes
Non-USAA Brokerage	Yes
USAA Mutual Fund (excludes money market funds)	Yes
Non-USAA Mutual Fund	No
DRIP (Dividend Reinvestment Program)	Yes
ESOP (Employee Stock Option Plan)	Yes
ESPP (Employee Stock Purchase Plan)	Yes
401(k) (only if includes the ability to trade individual stocks)	Yes
Stock Certificates	Yes
Oil, Gas, or Other Mineral Rights	Yes
Managed accounts (i.e., USAA Private Investment Management and USAA Managed Portfolios); requires prior approval for transaction exemption	Yes
USAA Strategic Fund Adviser	No
USAA Global Opportunities Portfolio	No
Investments in Qualified Tuition Programs (such as the USAA College Savings Plan or other 529 plans)	No
Variable Annuities	No
Certificates of Deposit	No
Automatic Trading Programs	Not Allowed
Peer-to-Peer Lending	No
Currency	No
*If “Yes” then reporting is required for your accounts, your spouse’s accounts, your dependent children’s accounts, and any other person’s accounts where you may have beneficial ownership as defined in Appendix B.

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Appendix E – Pre-Clearance and Reporting by Security Type

This list may not be all inclusive and may be updated from time to time.

Security Type	Pre-clearance Required? (Pre-Clearance Personnel only)	Transactions and Holdings Reporting Required?
Open-end investment companies that are not Reportable USAA Funds	No	No
Reportable USAA Funds	No	Yes
529 plans	No	No
Equity securities (common, preferred and convertibles)	Yes	Yes
Warrants	Yes	Yes
Rights	Yes	Yes
Exchange traded funds (ETFs)	Yes	Yes
Closed-end funds	Yes	Yes
Municipal bond securities	Yes	Yes
Corporate bond securities	Yes	Yes
High yield securities	Yes	Yes
U.S. Treasury securities and other obligations backed by the full faith and credit of the U.S. government (GNMA)	No	No
Debt obligations that are NOT backed by the full faith and credit of the U.S. government (FNMA or FHLMC)	Yes	Yes
Foreign government issued securities	Yes	Yes
Money market instruments	No	No
Limited offerings (e.g., private placements) (use disclosure form in PTA)	Yes	Yes
Security future	Yes	Yes
Options, forwards and futures on commodities	No	No
Options on securities	Yes	Yes
Options on securities indexes	No	No
Futures on securities indexes	No	No
Interests in variable annuity products	No	No
American depositary receipts (ADRs)	Yes	Yes
Certificates of deposit	No	No
Commercial paper	No	No
Currency	No	No

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USAA Investment Management Company
USAA Asset Management Company
USAA Financial Planning Services Insurance Agency, Inc.
Policy Statement Concerning Insider Trading

I.           Policy Statement

USAA Investment Management Company (IMCO), USAA Asset Management Company (AMCO) and USAA Financial Planning Services Insurance Agency, Inc. (FPS) each forbid any individual subject to the Investment Code of Ethics from trading, either personally or on behalf of others, including mutual funds and brokerage service or other investment portfolios managed by IMCO or AMCO, on material nonpublic information or communicating material nonpublic information to others in violation of the law.  This conduct is frequently referred to as “Insider Trading.”  This policy applies to every individual subject to the Investment Code of Ethics and extends to activities within and outside their duties at IMCO, AMCO or FPS.  Every individual subject to the Investment Code of Ethics must read and agree to abide by this Policy Statement.

This Policy Statement applies to trading in all types of financial instruments, including but not limited to, equity, debt, government, municipal, tax-exempt, mutual funds, futures, and options.

A.           What is Insider Trading?
The term Insider Trading is not defined in the federal securities laws, but is generally referred to as the use of material nonpublic information to trade in securities (whether or not one is an “Insider”) or to communications of material nonpublic information to others.

While the law concerning Insider Trading is not static, it is generally understood that the law prohibits:

1.	Trading by an Insider while in the possession of material nonpublic information,

2.
Trading by a noninsider while in possession of material nonpublic information, where the information either was disclosed to the noninsider in violation of an Insider’s duty to keep it confidential or was misappropriated, or

3.	Communicating material nonpublic information to others.

B.           Who is an Insider?

The concept of Insider is broad.  It may include officers, directors and employees of any public company.  In addition, a person can be a “temporary insider” if he

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or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers and the employees of such organizations.  In addition, IMCO or AMCO may become a temporary insider of a company it advises, for which it performs other services or whose securities it owns either directly or beneficially.

C.           What is Material Information?

Trading on inside information is not a basis for liability unless the information is material.  “Material Information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  Information that indivduals should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

Material Information does not have to relate to a company’s business.  For example, in Carpenter v. U.S. (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security.  In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable.

D.           What is Nonpublic Information?

Information is nonpublic until it has been effectively communicated to the marketplace.  One must be able to point to some fact to show that the information is generally public.  For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

II.           Procedures to Implement IMCO/AMCO/FPS’s Policy Concerning Insider Trading

A.           All individuals subject to the Code must affirm in writing upon initial employment and at least annually thereafter, that they have read, understand and agree to comply with the USAA Investment Code of Ethics, IMCO/AMCO/FPS Insider Trading Policy, the USAA Funds’ Portfolio Holdings Policy and the IMCO/AMCO/FPS Political Contributions Policy.

B.           Indentifying Insider Information

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Before trading for yourself or others, including mutual funds or private accounts managed by IMCO or AMCO, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

1.           Is the information material?  Is this information that an investor would consider important in making his or her investment decisions?  Is this information that would substantially affect the market price of the securities if generally disclosed?

2.           Is the information nonpublic?  To whom has this information been provided?  Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?

If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

1.           Report the matter immediately to the Chief Compliance Officer in writing.

2.           Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by IMCO or AMCO.

3.           Do not communicate the information inside our outside IMCO/AMCO/FPS, other than to the Chief Compliance Officer.

4.           After the Chief Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.  Such communication shall be written.

C.           Restricting Access to Material Nonpublic Information

In the event that you identify certain information as material and nonpublic, such information may be inside information and may not be communicated to anyone, including persons within IMCO/AMCO/FPS, except as provided in Paragraph B above.  In addition, care should be taken so that such information is secure and treated as confidential information.

D.           Resolving Issues Concerning Insider Trading

If, after consideration of the items set forth in Paragraph B, doubt remains as to whether information is material or nonpublic, or if there is any unresolved

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question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any act, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone.

III.           Supervisory Procedures for Control of Insider Trading

The role of the Chief Compliance Officer is critical to the implementation and maintenance of IMCO/AMCO/FPS’s policy and procedures against Insider Trading.  Supervisory Procedures can be divided into two classifications – prevention of Insider Trading and detection of Insider Trading.

A.           Prevention of Insider Trading

To prevent Insider Trading, the Chief Compliance Officer shall:

1.           Provide, at least annually, an educational program to familiarize those individuals subject to the Investment Code of Ethics with IMCO/AMCO/FPS’s Policy and Procedures.

2.           Answer questions regarding IMCO/AMCO/FPS’s Policy and Procedures, to include Insider Trading and material nonpublic information transactions.

3.           Resolve issues of whether information received by an individual subject to the Investment Code of Ethics is material and nonpublic.

4.           Review on a regular basis and update as necessary IMCO/AMCO/FPS’s Policy and Procedures.

5.           When it has been determined that an individual subject to the Investment Code of Ethics has material nonpublic information:

i.           implement measures to prevent dissemination of such information, including measures to prevent dissemination to subadvisers; and

ii.           if necessary, restrict individuals subject to the Investment Code of Ethics from trading the securities, maintain a Restricted List to include security description, symbol, date restricted and date restriction removed, and communicate such restriction to applicable employees.

B.           Detection of Insider Trading

To detect Insider Trading, the Chief Compliance Officer or his designee shall:

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1.           review the trading activity reports from the Protegent PTA Code of Ethics Reporting System certified by individuals subject to the Investment Code of Ethics,

2.           review the trading activity of mutual funds and any other investment accounts managed by IMCO or AMCO,

3.           review trading activity of IMCO/AMCO’s own account, and

4.           coordinate the review of such reports with other appropriate individuals.

C.           Special Reports

Promptly, upon learning of a potential violation of IMCO/AMCO/FPS’s Policy and Procedures to Detect and Prevent Insider Trading, the Chief Compliance Officer should consult with appropriate USAA counsel and take appropriate action.

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USAA Mutual Funds Trust
Disclosure of Portfolio Holdings Policy

General Statement of Policy

This policy of USAA Mutual Funds Trust (the Funds) has been developed to prevent possible misuse of material nonpublic portfolio holdings information of the Funds.  This policy applies to all individuals subject to the Investment Code of Ethics.

Purpose of Policy

The Funds’ portfolio holdings may be material nonpublic information and, if so, must not be selectively disclosed, except under the safeguards and circumstances provided herein or as otherwise required by state law or federal securities laws.  This policy is designed to prevent the possible misuse of knowledge of the Funds’ portfolio holdings.

Policy

The general policy of the Funds is to not separately disclose to any person the portfolio holdings of the Funds.  Therefore, no person who is covered by this policy may disclose portfolio holdings of the Funds, except as provided herein.

Procedures

To prevent the selective disclosure of portfolio holdings of the Funds, the general policy of the Funds is to NOT disclose any portfolio holdings of the Funds, other than the portfolio holdings filed with the Securities and Exchange Commission (SEC) on Form N-CSR (i.e., annual and semiannual reports), Form N-Q (i.e., quarterly portfolio holdings reports) and any portfolio holdings made available on usaa.com.

The Funds’ general policy of preventing selective disclosure of portfolio holdings shall not apply in the following instances:
Where the person to whom the disclosure is made owes a fiduciary or other duty of trust or confidence to the Funds (e.g., auditors, attorneys and Access Persons under the Funds’ Code);
Where the person has a valid business reason to have access to the portfolio holdings information and has agreed not to disclose of misuse the information (e.g., custodians, accounting agents, securities lending agents, subadvisers, rating agencies and proxy voting agents);
As disclosed in each Funds’ Statement of Additional Information (SAI); and
As required by law or a regulatory body.
So, whenever any person covered by this policy receives a request seeking a Fund’s portfolio holdings information which (i) has been filed with the SEC, or (ii) is available on usaa.com, that request may be answered in compliance with USAA Asset Management Company’s internal policies without the need for any special approval by the Fund’s officers.  In addition, any request from a person or entity listed on Exhibit A seeking a Fund’s portfolio holdings information may be answered in compliance with USAA Asset

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Management Company’s internal policies without the need for any special approval by the Fund’s officers.

Whenever any person covered by this policy receives a request seeking a Fund’s portfolio holdings information and such request does not satisfy any of the conditions set forth in the prior paragraph allowing such request to be answered immediately, such request must be sent in writing to the Chief Compliance Officer (CCO), FASG Counsel, or their designee(s), who will make the determination whether disclosure of such portfolio holdings may be made and whether the relevant Fund needs to make any related disclosure in its SAI.  A report will be made to a Fund’s Board of Trustees at each quarterly meeting about (i) any determinations made by the CCO, FASG Counsel or their designee(s) pursuant to the procedures set forth in this paragraph, and (ii) any violations of this policy.

Records Retention

The CCO, FASG Counsel or their designee(s) shall maintain and preserve in an easily accessible place a copy of this policy (and any amendments) and shall maintain and preserve for a period of not less than six years any written records completed in accordance with this policy.

(Page 32)

Exhibit A

I.           Arrangements to Disclose Portfolio Holdings

If portfolio holdings are released pursuant to an ongoing arrangement with any party, a Fund must have a legitimate business purpose for doing so, and neither the Fund, nor USAA Asset Management Company or its affiliates, may receive any compensation in connection with an arrangement to make available information about the Fund’s portfolio holdings.  A Fund may disclose any and all portfolio information to its service providers and others who generally need access to such information in the performance of their contractual duties and responsibilities and are subject to duties of confidentiality, including a duty not to trade on nonpublic information, imposed by law and/or agreement.  These service providers include each Fund’s:

Investment adviser and subadviser(s);
Custodian;
Administrator;
Securities lending agent;
Auditors;
Internal auditors when necessary to conduct audit-related work;
Attorneys;
Accounting agent;
Proxy voting agent; and
Trade analysis consultant.

Each Fund also may distribute portfolio holdings to other entities including:

Mutual fund evaluation services such as Lipper Analytical Services;
Rating agencies; and
Broker-dealers that may be used by the Fund, for the purpose of efficient trading and receipt of relevant research.

II.           Scheduled Disclosure of Portfolio Holdings
        Each Fund intends to post its annual and semiannual reports and quarterly schedules of portfolio holdings on usaa.com after these reports are filed with the Securities and Exchange Commission (which typically occurs approximately 60 days after the end of each fiscal quarter).
Each money market fund intends to post its monthly portfolio holdings on usaa.com (which typically occurs within 5 business days after the end of each month).
Each Fund (except for the USAA money market funds, the Cornerstone Conservative Fund, the Cornerstone Equity Fund and the Target Retirement Funds) intends to post its top 10 holdings on usaa.com 15 days following the end of each month.  The Target Retirement Funds, Cornerstone Conservative Fund

  (Page 33)

and Cornerstone Equity Fund intend to post all underlying USAA Fund holdings on usaa.com 15 days following the end of each month.  This information will also be made available on USAA Investment Management Company’s intranet.
Approximately 60 days after the end of each fiscal quarter, a Fund’s portfolio holdings will be delivered to certain independent evaluation and reporting services such as Bloomberg, Standard & Poor’s and Morningstar.
For the last month of each quarter, after each Fund’s top 10 holdings (or all USAA fund holdings for the Target Retirement Funds, Cornerstone Conservative Fund and Cornerstone Equity Fund) are made available on usaa.com, this information will be delivered to certain independent evaluation and reporting services such as Lipper, Standard & Poor’s, Thomson Financial and Value Line.

                                                 Political Contributions Policy

  (Page 34)

USAA Investment Management Company
USAA Asset Management Company
USAA Financial Planning Services Insurance Agency, Inc.

Background
This Political Contributions Policy (the Policy) of USAA Investment Management Company (IMCO), USAA Asset Management Company (AMCO) and USAA Financial Planning Services Insurance Agency, Inc. (FPS) has been developed to prevent IMCO, AMCO and/or FPS and certain individuals associated with IMCO, AMCO and/or FPS from making political contributions to certain elected officials or candidates in exchange for receiving investment advisory services.  This Policy applies to certain individuals designated by IMCO, AMCO and/or FPS who may be involved in the solicitation of a government entity’s investment advisory services and other individuals as determined from time to time by the office of the Chief Compliance Officer (CCO) (collectively, Covered Associates).  The purpose of this Policy is to comply with SEC Rule 206(4)-5, “Political Contributions by Certain Investment Advisers” (Pay-to-Play Rule).

Policy
All individuals subject to the Investment Code of Ethics are prohibited from making a political contribution for the purpose of soliciting investment advisory business to IMCO, AMCO or FPS.  Individuals designated as Covered Associates must obtain prior approval from the office of the CCO before making political contributions to elected officials, candidates or political parties or to political action committees (PACs) other than the USAA Employee PAC.  Such individuals must also certify all quarterly contributions they have directly made and all contributions which have been made through an account that they control (e.g., a joint checking account with spouse or parent, dependent children’s accounts, trust account, etc.), including contributions to any PAC.  Covered associates also cannot make any political contribution indirectly which, if done directly, would result in a violation of the Pay-to-Play Rule.  Further, a Covered Associate is expressly prohibited from serving as a board member of, officer of, or advisor to, the USAA Employee Political Action Committee.

Requests for exceptions to the contribution limits outlined in this Policy should be directed to the office of the Chief Compliance Officer.

Procedures
1.	Requests by Covered Associates for prior approval of political contributions are submitted by completing the Pre-approval of Political Contributions disclosure form on PTA.

2.	Contributions by Covered Associates are limited to $150 per candidate per election.

3.	Contributions by Covered Associates to a PAC other than the USAA Employee PAC are limited to $150 annually.

(Page 35)

4.	Contributions by Covered Associates to the USAA Employee PAC are not subject to the $150 limitation but must be reported annually.

5.
Covered Associates must provide a quarterly certification of political contributions (using Certification of Political Contributions) within 30 calendar days after the end of each calendar quarter, which is required regardless of whether or not any applicable political contributions were made during the quarter.

Records Retention
The office of the CCO shall maintain and preserve in an easily accessible place a copy of this Policy (and any amendments thereto) and shall maintain and preserve for a period of not less than six years any written records completed in accordance with this Policy.

(Page 36)

Exhibit P (xxii)

Appendix O: Code of Ethics and Personal Investment Policy

CODE OF ETHICS AND PERSONAL INVESTMENT POLICY

For

Lazard Asset Management LLC
Lazard Asset Management Securities LLC
Lazard Asset Management (Canada) Inc.
Lazard Alternatives LLC

 And

Certain Registered Investment Companies

Lazard Asset Management LLC, Lazard Asset Management Securities LLC, Lazard Asset Management (Canada) Inc., Lazard Alternatives LLC (collectively “LAM”), and those U.S.-registered investment companies advised or managed by LAM that have adopted this policy (“Funds”), have adopted this policy in order to accomplish two primary goals: first, to minimize conflicts and potential conflicts of interest between LAM employees and LAM’s clients (including the Funds and shareholders of the Funds), and between Fund directors or trustees (“Directors”) and their Funds, and second, to provide policies and procedures consistent with applicable law, including Rule 204-2 under the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 17j-1 under the Investment Company Act of 1940 (“1940 Act”), to prevent fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by client accounts.  In addition, it is LAM’s policy that LAM employees should not be engaging in short-term investing, including so-called market timing of any mutual funds, whether or not managed by LAM.   This Policy therefore prohibits certain short-term trading activity by LAM employees.

All employees of LAM, including employees who serve as Fund officers or directors, are “Covered Persons” under this policy and are required to comply with all applicable federal securities laws.  Additionally, all Directors of the Funds are subject to this policy as indicated below.

A.  Statement of Principles.

All Covered Persons owe a fiduciary duty to LAM’s clients when conducting their personal investment transactions.  Covered Persons must place the interest of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients.  All Directors owe a fiduciary duty to each Fund of which they are a director and to that Fund’s shareholders when conducting their personal investment transactions.  At all times and in all matters Directors shall place the interests of their Funds before their personal interests.  The fundamental standard to be followed in personal securities transactions is that Covered Persons and Directors may not take inappropriate advantage of their positions.

Covered Persons are reminded that they also are subject to other policies of LAM, including policies on insider trading and the receipt of gifts and entertainment.  Covered Persons must never trade in a security while in possession of material, non-public information about the issuer or the market for those securities, even if the Covered Person has satisfied all other requirements of this policy.

Appendix O-1

LAM’s Chief Compliance Officer shall be responsible for the implementation of this Code of Ethics and Personal Investment Policy and all record-keeping functions mandated hereunder, including the review of all initial and annual holding reports as well as the quarterly transactions reports described below.  The Chief Compliance Officer may delegate this function to others in the Legal / Compliance Department, and shall promptly report to LAM’s General Counsel or the Chief Executive Officer all material violations of, or material deviations from, this policy.

B.  Definitions.

For purposes of this Policy, “Personal Securities Accounts” include:

1.	Any account in or through which securities can be purchased or sold, which includes, but is not limited to, a brokerage account, 401k account, or variable annuity or variable life insurance policy;

2.
Accounts in the Covered Person’s or Director’s name or accounts in which the Covered Person or Director has a direct or indirect beneficial interest (a definition of Beneficial Ownership is included in Exhibit A);

3.	Accounts in the name of the Covered Person’s or Director’s spouse;

4.
Accounts in the name of children under the age of 18, whether or not living with the Covered Person or Director, and accounts in the name of relatives or other individuals living with the Covered Person or Director or for whose support the Covered Person or Director is wholly or partially responsible (together with the Covered Person’s or Director’s spouse and minor children, “Related Persons”); 1

5.	Accounts in which the Covered Person or Director or any Related Person directly or indirectly controls, participates in, or has the right to control or participate in, investment decisions.

6.	401k and similar retirement accounts that permit the participant to change their investments to trade more than once per quarter (such as, for example, an “Individually Directed Account”).

For purposes of this Policy, Personal Securities Accounts do not include:

1.
Estate or trust accounts in which a Covered Person, Director, or Related Person has a beneficial interest, but no power to affect investment decisions.  There must be no communication between the account(s) and the Covered Person, Director or Related Person with regard to investment decisions prior to execution;

2.
Fully discretionary accounts managed by LAM, another registered investment adviser, a registered representative of a registered broker-dealer or another approved person are permitted if, (i) for Covered Persons and Related Persons, the Covered Persons receives permission from the Legal / Compliance Department, and (ii) for all persons covered by this Code, there is no communication between the adviser to the account and such person with regard to investment decisions prior to execution.

3.
Direct investment programs, which allow the purchase of securities directly from the issuer without the intermediation of a broker-dealer, provided that the timing and size of the purchases are established by a pre-arranged schedule (e.g., dividend reinvestment plans).  Covered Persons must pre-clear the transaction at the time that participation in the direct investment program is being established.  Covered Persons also must provide documentation of these arrangements and arrange to have their statements forwarded to the Legal / Compliance Department;

1 Unless otherwise indicated, all provisions of this Code apply to Related Persons.

Appendix O-2

                        documentation of these arrangements and arrange to have their statements forwarded to the Legal / Compliance Department;

4.	401k and similar retirement accounts that permit the participant to change their investments no more frequently than once every 60 days.

5.	Other accounts over which the Covered Person or Director has no direct or indirect influence or control;

6.	Qualified state tuition programs (also known as “529 Programs”) where investment options and frequency of transactions are limited by state or federal laws.

For purposes of this Policy, “Security” includes, in general, any interest or instrument  commonly known as a security including the following:

1.	stocks
2.	bonds
3.	shares of closed-end funds, exchange-traded funds (commonly referred to as “ETFs”) and unit investment trusts
4.	shares of the LAM mutual funds or any mutual fund for which LAM serves as a sub-adviser (see Exhibit D for the current list of Funds)
5.	hedge funds
6.	private equity funds
7.	limited partnerships
8.	private placements or unlisted securities
9.	debentures, and other evidences of indebtedness, including senior debt and, subordinated debt
10.	investment, commodity or futures contracts
11.	all derivative instruments such as options, warrants and indexed instruments

“Security” also includes securities that are “related” to a security being purchased or sold by a LAM client.  A “related security” is one whose value is derived from the value of another security (e.g., a warrant, option, or an indexed instrument).

For purposes of this Policy, Security does not include:

1.	money market mutual funds
2.	transactions and holdings in shares of mutual funds, unless LAM acts as the investment adviser or sub-adviser for the fund (although shares of ETFs are Securities for purposes of this Policy)
3.	U.S. Treasury obligations
4.	mortgage pass-throughs (e.g., Ginnie Maes) that are direct obligations of the U.S. government
5.	bankers’ acceptances
6.	bank certificates of deposit
7.	commercial paper
8.
high quality short-term debt instruments (meaning any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization, such as S&P or Moody's), including repurchase agreements.

C.  Opening and Maintaining Employee Accounts.

All Covered Persons and their Related Persons must generally maintain their Personal Securities Accounts at Lazard Capital Markets LLC ("LCM") or other approved broker-dealers (the

Appendix O-3

“Approved Broker-Dealers”).  Contact the Legal / Compliance Department for a list of the Approved Broker-Dealers.  Additionally, if one of the Approved Broker-Dealers do not offer a particular investment product or service, or for Related Persons who, by reason of their employment, are required to conduct their securities transactions in a manner inconsistent with this policy, or in other exceptional circumstances, Covered Persons may submit a request for exemption to the Legal / Compliance Department.  For any Personal Securities Account not maintained at an Approved Broker-Dealer, Covered Persons and their Related Persons must arrange to have duplicate copies of trade confirmations and statements provided to the Legal / Compliance Department at the following address: Lazard Asset Management LLC, Attn: Chief Compliance Officer, 30 Rockefeller Plaza, 59th Floor, New York, NY 10112-6300.  All other provisions of this policy will continue to apply to any Personal Securities Account not maintained at an Approved Broker-Dealer.

D.  Restrictions.

The following restrictions apply to trading for Personal Securities Accounts of Covered Persons and Related Persons:

1.	Conflicts with Client Activity. No security may be purchased or sold in any Personal Securities Account seven (7) calendar days before or after a LAM client account trades in the same security.

2.
60 Day Holding Period.  Securities transactions, including transactions in mutual funds where LAM acts as the investment adviser or sub-adviser, must be for investment purposes rather than for speculation.  Consequently, Covered Persons or their Related Persons may not profit from the purchase and sale  of the same or equivalent securities within sixty (60) calendar days (i.e., the security may be purchased or sold on the 61st day), calculated on a First In, First Out (FIFO) basis.  All profits from short-term trades are subject to disgorgement.  However, with the prior written approval of the Chief Compliance Officer, or in his absence another senior member of the Legal / Compliance Department, and only in the case of rare and/or unusual circumstances or if the equities justify, a Covered Person or a Related Person may execute a short-term trade.

Notwithstanding the above, the 60-day holding period will not apply (although the obligation to pre-clear trades will apply) to shares of ETFs, options on ETFs that seek to track the performance of broad-based indices (e.g., the QQQQ SPY, EFA, GAF, etc.).  Nevertheless, short-term trading in shares of ETFs is discouraged.  If a pattern of frequent trading is detected, the Legal / Compliance Department may reject any order to buy or sell these shares or contracts.

3.	Initial Public Offerings (IPOs). No transaction for a Personal Securities Account may be made in securities offered pursuant to an initial public offering.

4.
Private Placements.  Securities offered pursuant to a private placement (e.g., hedge funds, private equity funds or any other pooled investment vehicle the interests or shares of which are offered in a private placement) may not be purchased or sold by a Covered Person without the prior approval of LAM’s Chief Compliance Officer (See Exhibit B); however, purchases or sales of Lazard sponsored hedge funds do not require such approval.   In connection with any decision to approve such a private placement, the Legal / Compliance Department will prepare a report of the decision that explains the reasoning for the decision and an analysis of any potential conflict of interest.  Any Covered Person receiving approval to acquire securities in a private placement must disclose that investment when the Covered Person participates in a LAM client’s subsequent consideration of an investment in such issuer and any decision by or made on behalf of the LAM client to invest in such issuer will be subject to an independent review by investment personnel of LAM with no personal interest in the issuer.

Appendix O-4

5.
 Hedge Funds.  Hedge funds are sold on a private placement basis and as noted above, with the exception of Lazard sponsored hedge funds, are subject to prior approval by LAM’s Chief Compliance Officer (See Exhibit B).  In considering whether or not to approve an investment in a hedge fund, the Chief Compliance Officer or his or her designee, will review a copy of the fund’s offering memorandum, subscription documents and other governing documents (“Offering Documents”) as deemed appropriate in order to ensure that the proposed investment is being made on the same terms generally available to all other investors in the hedge fund.  The Chief Compliance Officer may grant exceptions to this general rule under certain circumstances, for example, such as when a family relationship exists between the Covered Person and the hedge fund manager.

Upon receipt of a request by a Covered Person to invest in a hedge fund, the Legal / Compliance Department will contact the Fund of Funds Group (the “Team”) and identify the fund in which the Covered Person has requested permission to invest.  The Team will advise the Legal / Compliance Department if the fund is on the Team’s approved list or if the Team is otherwise interested in investing clients assets in the fund.  If the fund is not on the Team’s approved list and the Team is not interested in investing in the fund, the Chief Compliance Officer will generally approve the Covered Person’s investment, unless other considerations warrant denying the investment.  If the fund is on the approved list or the Team may be interested in investing in the fund, then the Legal / Compliance Department will determine whether the fund is subject to capacity constraints.  If the fund is subject to capacity constraints, then the Covered Person’s request will be denied and priority will be given to the Team to invest client assets in the fund.  If the fund is not subject to capacity constraints, then the Covered Person will generally be permitted to invest along with the Team.  If the fund is on the approved list or the Team may be interested in investing in the fund, then the Covered Person’s investment must be made generally on the same terms available to all investors as set forth in the fund’s Offering Documents.

6.
Speculative Trading.  Absent approval from the appropriate compliance personnel, Covered Persons are prohibited from engaging in the trading of options or futures and from engaging in speculative trading, as opposed to investment activity.  The 60-day holding period generally applies to transactions in these instruments.

7.
Short Sales.  Covered Persons are prohibited from engaging in short sales of any security.  However, provided the investment is otherwise permitted under this Policy and has received all necessary approvals, an investment in a hedge fund that engages in short selling is permitted.  Covered Persons are prohibited from buying or going long a put option when they do not hold the underlying stock since this can result in a short sale on expiration date of the contract.

8.
Inside Information.  No transaction may be made in violation of the Material Non-Public Information Policies and Procedures (“Inside Information”) as outlined in Section 32 of the LAM Compliance Manual; and

9.	Options on Lazard Stock. Covered Persons are prohibited from entering into options contracts related to Lazard stock.

10.
Directorships.  Covered Persons may not serve on the board of directors of any corporation or entity (other than a related Lazard entity) without the prior approval of LAM’s Chief Compliance Officer or General Counsel.

11.	Control of Issuer. Covered Persons and Related Persons may not acquire any security, directly or indirectly, for purposes of obtaining control of the issuer.

E.  Prohibited Recommendations.

Appendix O-5

No Covered Person shall recommend or execute any securities transaction for any client account, or, in the case of a Director, for the Director’s Fund, without having disclosed, in writing, to the Chief Compliance Officer or, in his or her absence, another senior member of the Legal / Compliance Department, any direct or indirect interest in such securities or issuers (including any such interest held by a Related Person).  Prior written approval of such recommendation or execution also must be received from the Chief Compliance Officer or, in his or her absence, another senior member of the Legal / Compliance Department.  The interest in personal accounts could be in the form of:

1.	Any direct or indirect beneficial ownership of any securities of such issuer;

2.	Any contemplated transaction by the person in such securities;

3.	Any position with such issuer or its affiliates; or

4.	Any present or proposed business relationship between such issuer or its affiliates and the person or any party in which such person has a significant interest.

F.  Transaction Approval Procedures.

All transactions by Covered Persons (including Related Persons) in Personal Securities Accounts must receive prior approval as described below. To pre-clear a transaction, Covered Persons must:

1.Electronically complete and “sign” a “New Equity Order” or “New Bond Order” trade ticket located in the Firm’s Lotus-Notes e-mail application under the heading “Employee Trades.”

2.    The ticket is then automatically transmitted to the Legal / Compliance Department where it will be processed.  For accounts maintained at LCM, if approved, the Legal / Compliance Department will route the order directly to LCM’s trading desk for execution, provided the employee selected the “Direct Execution” option when completing the equity or bond order ticket.  For any account not maintained at LCM, or if the account is maintained at LCM but the “Direct Execution” option was not selected, the employee will be notified if the order is approved or not approved and, if the order is approved, the employee is responsible to transmit the order to the broker-dealer where his or her account is maintained.

NOTE: Orders approved for execution must be effected on the day the order was approved. Otherwise, the employee must resubmit the transactions again for approval.

The Legal / Compliance Department endeavors to preclear transactions promptly; however, transactions may not always be approved on the day in which they are received.  Certain factors such as time of day the order is submitted or length of time it takes a LAM portfolio manager to confirm there is no client activity, all play a role in the length of time it takes to preclear a transaction.

G.  Acknowledgment and Reporting.

1.
Initial Certification.  Within 10 days of becoming a Covered Person or Director, such Covered Person or Director must submit to the Legal / Compliance Department an acknowledgement that they have received a copy of this policy, and that they have read and understood its provisions.  See Exhibit C for the form of Acknowledgement.

2.	Initial Holdings Report. Within 10 days of becoming a Covered Person, all LAM personnel must submit to the Legal / Compliance Department a statement of all securities in which such

Appendix O-6

 Covered Person has any direct or indirect beneficial ownership.  This statement must include (i) the title, number of shares and principal amount of each security, (ii) the name of any broker, dealer, insurance company, or bank with whom the Covered Person maintained an account in which any securities were held for the direct or indirect benefit of such Covered Person and (iii) the date of submission by the Covered Person.  The information provided in this statement must be current as of a date no more than 45 days prior to the Covered Person’s date of employment at LAM.  Such information should be provided on the form attached as Exhibit C.
3.
Quarterly Report.  Within 30 days after the end of each calendar quarter, provide information to the Legal / Compliance Department relating to securities transactions executed during the previous quarter for all securities accounts.  Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

Note:  Covered Persons satisfy this requirement by holding their personal securities accounts at LCM or one of the Approved Broker-Dealers.

4.
Annual Report.  Each Covered Person shall submit an annual report to the Legal / Compliance Department showing as of a date no more than 45 days before the report is submitted (1) all holdings in securities in which the person had any direct or indirect beneficial ownership and (2) the name of any broker, dealer, insurance company, or bank with whom the person maintains an account in which any securities are held for the direct or indirect benefit of the Covered Person or Related Persons.

Note:  Covered Persons satisfy this requirement by certifying annually that all transactions during the year were executed in Internal Accounts or Outside Accounts for which the Legal / Compliance Department receives confirmations and periodic statements.

5.
Annual Certification.  All Covered Persons and Directors are required to certify annually that they have (i) read and understand this policy and recognize that they are subject to its terms and conditions, (ii) complied with the requirements of this policy and (iii) disclosed or reported all personal securities accounts and transactions required to be disclosed or reported pursuant to this Code of Ethics and Personal Investment Policy.

H.  Fund Directors.

A Director who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the 1940 Act, and who would be required to make reports solely by reason of being a Director, is required to make the quarterly transactions reports required by Section H (3.) as to any security only if at the time of a transaction by the Director in that security, he/she knew, or in the ordinary course of fulfilling his/her official duties as a Fund Director, should have known that during the 15-day period immediately preceding or following the date of that transaction, that security was purchased or sold by that Director’s Fund or was being considered for purchase or sale by that Director’s Fund.

If a Director introduces a hedge fund to the Team, as previously defined in Section E (5.), the Director is required to inform the Team whether the Director or an affiliated person of the Director has invested in the fund and the terms of such investment.  If a Director decides to invest in a hedge fund that he or she knew or, in the ordinary course of fulfilling his responsibilities as a Director should have known that the hedge fund is held by or is being considered for purchase or sale by the Team, the Director is required, before making the investment, to disclose this to the Team and any different terms or rights that have been granted to the Director.  If a Director learns, in the ordinary course of fulfilling his responsibilities as a Director, that the Team has invested in a fund in which

Appendix O-7

the Director has an investment, the Director should advise the Chief Compliance Officer of such investment.

I.  Exemptions.

1.
Purchases or sales of securities which receive the prior approval of the Chief Compliance Officer or, in his or her absence, another senior member of the Legal / Compliance Department, may be exempted from certain restrictions if such purchases or sales are determined to be unlikely to have any material negative economic impact or have an appearance of impropriety on any client account managed or advised by LAM.

2.
 De Minimis Exemption.  The blackout period restriction (see Section D.1) shall not apply to any  transaction in (1) equity securities, or series of related transactions, involving up to 500 shares of a security, but not to exceed an aggregate transaction amount of $25,000 of the security, provided the issuer has a market capitalization greater than US $5 billion, (2) options on an equity security up to 5 contracts (or the equivalent of 500 shares), but not to exceed a maximum exposure amount of $25,000 of the security, provide the issuer underlying the option has a market capitalization greater than US $5 billion, and (3) fixed income securities, or series of related transactions, involving up to $25,000 face value of that fixed income security, provided that the issuer has a market capitalization of greater than US $5 billion for its equity securities.

The de minimis exemption does not apply to shares of ETFs or to option contracts on indices or other types of securities whose value is derived from a broad-based index.

J.  Sanctions.

The Legal / Compliance Department shall report all material violations of this Code of Ethics and Personal Investment Policy to LAM’s Chief Executive Officer or General Counsel who may impose such sanctions as deemed appropriate, including, among other things, a letter of censure, fine or suspension or termination of the employment of the violator.

K.  Retention of Records.

All records relating to personal securities transactions hereunder and other records meeting the requirements of applicable law, including a copy of this policy and any other policies covering the subject matter hereof, shall be maintained in the manner and to the extent required by applicable law, including Rule 204-2 under the Advisers Act and Rule 17j-1 under the 1940 Act.  The Legal / Compliance Department shall have the responsibility for maintaining records created under this policy.

L.  Board Review.

The Chief Compliance Officer shall provide to the Board of Directors of each Fund, on a quarterly basis, a written report regarding this policy, and at least annually, a written report and certification meeting the requirements of Rule 17j-1 under the 1940 Act.

M.  Other Codes of Ethics.

To the extent that any officer of any Fund is not a Covered Person hereunder, or an investment subadviser of or principal underwriter for any Fund and their respective access persons

Appendix O-8

    (as defined in Rule 17j-1) are not Covered Persons hereunder, those persons must be covered by separate codes of ethics which are approved in accordance with applicable law.

Exhibit A

                                EXPLANATION OF BENEFICIAL OWNERSHIP

You are considered to have “Beneficial Ownership” of Securities if you have or share a direct or indirect “Pecuniary Interest” in the Securities.

Appendix O-9

You have a “Pecuniary Interest” in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

The following are examples of an indirect Pecuniary Interest in Securities:

1.
Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.  “Immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

2.	Your interest as a general partner in Securities held by a general or limited partnership.

3.	Your interest as a manager-member in the Securities held by a limited liability company.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

1.	Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

2.	Your ownership of a vested interest in a trust.

3.	Your status as a settler of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

The foregoing is a summary of the meaning of “beneficial ownership”.  For purposes of the attached policy, “beneficial ownership” shall be interpreted in the same manner, as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

Appendix O-10
September 2012

Exhibit B
LAM PRIVATE PLACEMENT APPROVAL FORM

Section I
This section must be completed and signed by the Employee seeking to engage in a private placement transaction. Please return the completed form to the Compliance Department for review.  A decision will be communicated to you in writing.  For purposes of the review, please attach copies of all available offering documents and business plans, as well as partnership and subscription agreements.

NAME OF EMPLOYEE	APPROXIMATE DATE OF INVESTMENT

BUYER OR SELLER OF SECURITY (IF DIFFERENT FROM EMPLOYEE)	BUY OR SELL
$
NAME OF SECURITY	SIZE OF TRANSACTION

Employee relationship to issuer or its principal promoters: ________________________

How did you learn about this investment opportunity? _________________________________________________
Employee by his/her signature below declares that the information given above is correct to the best of his/her knowledge and that the Employee, and if applicable, the Related Person (as defined in the Code of Ethics & Personal Investment Policy) on whose behalf approval is sought, has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of any policy of Lazard Asset Management LLC or securities law, rule or regulation.
_________________________________
Employee Signature

Section II
This section to be completed by LAM compliance personnel.

Security contemplated for LAM clients?_____   Yes_____   No

___ Approved  ___ Denied

Reasons:

______________________________________________
Chief Compliance OfficerDate

Appendix O-11
September 2012

Exhibit C
LAM ACKNOWLEDGEMENT & INITIAL HOLDINGS REPORT
Pursuant to Code of Ethics and Personal Investment Policy (the “Policy”)

This report must be completed and returned to the Legal / Compliance Department within 10 days of employment.

Name:  ________________________________       Date of Employment:  _______________
    (Please print)

Account Information:

❑	I, or any Related Person2, do not have a beneficial interest in any account(s) with any financial services firm.

❑
I, or any Related Person, maintain the following account(s).  Please list any broker, dealer, insurance company, or bank, which holds securities for your direct or indirect benefit as of the date of your employment.  This includes 401k accounts and insurance company variable insurance contracts.*

Name of Financial Services Firm	Type of Account (Brokerage, Variable Annuity, 401k.)	Name on Account	Account Number	Is this a Managed Account?

*401k accounts and similar retirement accounts that permit the participant to change their investments no more frequently than once per quarter need not be reported.

Securities Holdings Information:
For each of the accounts listed above, attach to this report a copy of your most recent statements(s) listing all of your securities holdings.  All statements must be current as of a date

1 Related Persons include your spouse, your children under the age of 18 whether or not living with you, relatives or other individuals who live with you, if you contribute to their support, and other persons who’s accounts you have discretionary authority over.

Appendix O-12

no more than 45 prior to your date of employment at LAM.  In addition, please list in the space provided below holdings in hedge funds, private equity funds, limited partnerships or any other type of security that may not be held in an account listed above.

Description of Security	Type of Security	No. of Shares	Principal Amount Invested

❑	I, or any Related Person, have no securities holdings to report.

I certify that I have received a copy of the Policy, and that I have read and understood its provisions.  I further certify that this report represents a complete and accurate description of my account(s) and securities holdings as of my initial date of employment.  The information provided is current as of a date no more than 45 days prior to my employment at LAM.

Signature:  ____________________________________     Date:  _______________________

Appendix O-13
    September 2012

Exhibit D
LAM Sub-advised Funds

Fund Name / Description	Where domiciled
BMO Guardian Global Equity Fund	Canada
BMO US Dollar Monthly Income Fund	Canada
BMO Guardian Global Diversified Fund	Canada
BMO Guardian Global Absolute Return	Canada
BMO Emerging Markets Fund EM Value ADR	Canada
BMO Emerging Markets Fund EM Growth ADR	Canada
BMO Emerging Markets Fund EM Value Ord	Canada
BMO Emerging Markets Fund EM Growth	Canada
DESJARDINS Global Small Cap Equity Fund	Canada
MGI Non-US Core Equity Fund	Canada
MGI International Equity Fund	Canada
SEI Canada Emerging Markets Equity Fund	Canada

American Beacon Advisors	United States
Forward International Equity Fund	United States
HC Capital Trust	United States
Jackson Natl Finl Svcs MidCap Equity	United States
JNL/LAZARD Emerging Markets Portfolio	United States
JNL/LAZARD Emerging Equity Markets Portfolio	United States
Members Fund International (EAFE)	United States
MET/LAZARD Mid Cap Equity Portfolio	United States
Nuveen International Equity Select Fund	United States
Pacific Life Funds - Pl Mid-Cap Equity	United States
Pacific Select Fund - Mid-Cap Equity	United States
Russell Investment Company	United States
Russell Trust Company	United States
SEI Advisor Managed Tr	United States
SEI International Trust (SIT) Emerging Markets	United States
SEI LARGE Cap Value Fund (SIMT) US EQ	United States
SEI LCap Disc EQ Fund (SIIT) - US CONC	United States
SEI LCap Disc EQ Fund (SIIT) - US SMID	United States
SEI LCap Disc EQ Fund( SIIT) US EQ	United States
Strategic Advisers Core Fund	United States
The Managers International Equity Fund	United States
Ultra Series Fund-International Eqty Fd	United States
Vanguard International Value Fund	United States
Vanguard Windsor II Fund	United States
Wilshire Associates Inc	United States

Appendix O-14
September 2012

Exhibit P (xxiii)

Victory Capital Management Inc.
Code of Ethics
Effective October 1, 2011

Victory Capital Management COE Revised 12/15/11                                                                                                               Page 1 of 17

Victory Capital Management Inc.

Code of Ethics

I	Introduction	3
II	Executive Summary	3
III	Definitions	4
IV	Culture of Compliance	5
V	Policy Statement on Insider Trading	6
VI	Conflicts of Interest	8
VII	Standards of Business Conduct	10
VIII	Standards of the Victory Capital Management Code of Ethics	10
IX	Sanction Guidelines	15
X	Reporting to the Board of Directors	16
XI	Other	16
	List of Advised and Sub-Advised Funds	Appendix I

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I. Introduction

Victory Capital Management Inc. (“Victory”) is a Registered Investment Adviser and has a fiduciary responsibility, a duty of loyalty, and a duty of care to its clients. Both employees and representatives of Victory have a responsibility to aspire to the highest ethical principles.  Moreover, each employee is required to comply with all applicable Federal and State Securities Regulations.  The Victory Code of Ethics, (“Code”), in combination with KeyCorp’s Code of Ethics, describes duties to clients and to Victory.  The Code also describes additional obligations under applicable regulations, and sets forth certain standards that have been adopted by Victory to ensure its employees fulfill such duties and obligations.

Victory Capital Advisers Inc., a Victory affiliate, is a registered broker dealer and principal underwriter of the Victory Funds and adopted this Code in compliance with Rule 17j-1(b) of the Investment Company Act of 1940, (“1940 Act”) as amended, on December 15, 2007.

II. Executive Summary

Victory recognizes the importance to its employees of being able to manage and develop their own and their dependents’ financial resources through long-term investments and strategies. However, because of the potential conflicts of interest inherent in our business, and our industry, Victory has implemented certain standards and limitations designed to minimize these conflicts and help ensure that we focus on meeting our duties as a fiduciary for our clients.

Consequently, material violation(s) of the Code will be subject to harsh sanctions as well as a “One Strike and You’re Out” policy.  Systemic issues regarding material violations of the Code may result in the firm wide privilege of personal securities trading being revoked or other sanctions being imposed by the Victory Board of Directors.

As we have witnessed in the markets, reputation is extremely important.  Victory will not tolerate blemishes on the firm’s record as a result of careless personal trading.

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III. Definitions

“Access Personnel” or “Access Person” - Any employee of Victory; any director or officer of Victory;  any Portfolio Manager of a Victory client account; or anyone deemed an Access Person by the CCO unless otherwise determined by the CCO to be exempt from this definition.

“Beneficial Interest” - The following persons or entities having the opportunity to profit or share directly or indirectly in any profit derived from such.

“Black-Out List” - a list of securities from transactions performed within Victory managed accounts. The Black-Out List is maintained by Compliance.

“Material Violation” -May include any or all of the following:

“Portfolio Management Teams”- all members of a portfolio management team including all research analysts and market traders as defined by Compliance.

“Reportable Fund” or “Fund” - any investment company for which Victory is an investment adviser or a sub-adviser, or any investment company whose investment adviser or principal underwriter controls Victory, is controlled by Victory, or is under common control with Victory.  (See Appendix I)

“Reportable Security” - a security other than the following excluded securities: (i) direct obligations of the Government of the United States, (ii) bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements, (iii) shares issued by money market funds, (iv) and open-ended investment companies that are not managed by Victory, none of which are reportable.

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IV. Culture of Compliance

The primary objective of Victory’s business is to provide value, through investment advisory and other financial services, to a wide range of clients, including governments, corporations, financial institutions, high net worth individuals and pension funds.

Victory requires that all dealings on behalf of existing and prospective clients be handled with honesty, integrity and high ethical standards, and that such dealings adhere to the letter and the spirit of applicable laws, regulations and contractual guidelines. As a general matter, Victory is a fiduciary that owes its clients a duty of undivided loyalty, and each employee has a responsibility to act in a manner consistent with this duty.

When dealing with, or on behalf of, a client, every employee must act solely in the best interests of that client. In addition, various comprehensive statutory and regulatory structures such as the “1940 Act”, The Investment Advisers Act of 1940 (“Advisers Act”) and the  Employee Retirement Income Security Act, (“ERISA”), all impose specific responsibilities governing the behavior of personnel in carrying out their responsibilities to clients. Victory and its employees must comply fully with these rules and regulations. Legal and Compliance Department personnel are available to assist employees in meeting these requirements.

All employees are expected to adhere to the high standards associated with our fiduciary duty, including care and loyalty to clients, competency, diligence and thoroughness, and trust and accountability. Further, all employees must actively work to avoid the possibility that the advice or services we provide to clients is, or gives the appearance of being, based on the self-interests of Victory or its employees and not the clients’ best interests.

Since no set of rules can anticipate every possible situation, it is essential that employees and representatives follow these rules in letter and in spirit.  Any activity that compromises Victory’s integrity, even if it does not expressly violate a rule, may result in scrutiny or further action from the Chief Compliance Officer (CCO).  In most instances, the CCO holds discretionary authority to apply exceptions based on sufficient cause.  In the CCO’s absence, the CCO may delegate his or her authority to a member of the Compliance Department.

Our fiduciary responsibilities apply to a broad range of investment and related activities, including sales and marketing, portfolio management, securities trading, allocation of investment opportunities, client service, operations support, performance measurement and reporting, new product development as well as your personal investing activities. These obligations include the duty to avoid material conflicts of interest (and, if this is not possible, to provide full and fair disclosure to clients in communications), to keep accurate books and records, and to supervise personnel appropriately. These concepts are further described in the Sections that follow.

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V. Policy Statement on Insider Trading

A. Introduction

Victory seeks to foster a reputation for integrity and professionalism.  That reputation is a vital business asset.  The confidence and trust placed in us by our clients is something we should value and endeavor to protect.  To further that goal, this Policy Statement implements procedures to deter the misuse of material, non-public information in securities transactions.

Trading securities while in possession of material, non-public information or improperly communicating that information to others may expose you to stringent penalties.  Criminal sanctions may include fines of up to $1,000,000 and or ten years imprisonment.  The Securities and Exchange Commission (SEC) can recover the profits gained or losses avoided through volatile trading, a penalty of up to three (3) times the illicit windfall,  and an order permanently barring you from the securities industry.  Finally, you may be sued by investors seeking to recover damages for insider trading violations.

Regardless of whether a regulatory inquiry occurs, Victory views seriously any violation of this Policy Statement.  Such violations constitute grounds for disciplinary sanctions, up to and including dismissal.

B. Scope of the Policy Statement

This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner.  This Policy Statement applies to securities trading and information handling by directors, officers, and employees of the Adviser (including spouses, minor children, and adult members of their households).

The law of insider trading is unsettled; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance.  Often, a single question can forestall disciplinary action or complex legal problems.  You should direct any questions relating to the Policy Statement to the CCO, or his or her designee (Compliance).  You also must notify Compliance immediately if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

C. Policy Statement

No person to whom this Policy Statement applies, including you, may trade, either personally or on behalf of others, while in possession of material, non-public information; no personnel of the Adviser may communicate material, non-public information to others in violation of the law.  This section reviews principles important to the Policy Statement.

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1.           What is Material Information?

Information is “material” when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions.  Generally, this information, when disclosed, will have a substantial effect on the price of a company's securities.  No simple “bright line” test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry.  For this reason, you should direct any questions about whether information is material to Compliance.

Material information often relates to a company's results and operations including, for example, dividend changes, earning results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company's securities.  Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.  Similarly, prepublication information regarding reports in the financial press also may be deemed material.  For example, the U.S. Supreme Court has upheld the criminal convictions of insider trading defendants who capitalized on prepublication information from the Wall Street Journal's “Heard on the Street” column.

2.           What is Non-public Information?

Information is “public” when it has been disseminated broadly to investors in the marketplace.  Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones “tape” or the Wall Street Journal or some other publication of general circulation and after sufficient time has passed so that the information has been disseminated widely.

3.           Identifying Inside Information

Before executing any trade for yourself or others, including Accounts, you must determine whether you have access to material, non-public information.  If you think that you might have access to material, non-public information, you should take the following steps.

(a)	Report the information and proposed trade immediately to Compliance.

(b)	Do not purchase or sell the securities on behalf of yourself or others, including the Accounts.

(c)	Do not communicate the information inside or outside the Adviser, other than to Compliance, and your supervisor if necessary.

Victory Capital Management COE Revised 12/15/11                                                                                                                  Page 7 of 17

(d)	After Compliance reviews the issue, Victory will determine whether the information is material and non-public and, if so, what action the firm should take.

You should consult with Compliance before taking any action.  This degree of caution will protect you, your clients and the firm.

4.           Contact with Public Companies

The Adviser’s contacts with public companies represent an important part of our research efforts.  The Adviser may make investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly available information.  Difficult legal issues arise, however, when, in the course of these contacts, an employee or other person subject to this Policy Statement becomes aware of material, non-public information.  This could happen, for example, if a company's Chief Financial Officer were to prematurely disclose quarterly results to an analyst, or an investor relations representative makes a selective disclosure of adverse news to a handful of investors.  In such situations, the Adviser must make a judgment as to their further conduct.  To protect yourself, your clients and the firm, you should contact Compliance immediately if you believe that you may have received material, non-public information.

5.           Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons.  First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities.  Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases).  Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in possession of material, non-public information regarding a tender offer received from the tender offer or, the target company or anyone acting on behalf of either.  Employees and others subject to this Policy Statement should exercise particular caution any time they become aware of non-public information relating to a tender offer.

VI. Conflicts of Interest

A “conflict of interest” exists when a person’s private interests may be contrary to the interests of Victory’s clients or to the interests of Victory shareholders.

A conflict situation can arise when a Victory employee takes actions or has interests (business, financial or otherwise) that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may arise, for example, when a Victory employee, or a member of his or her family, receives improper personal benefits (including personal loans, services, or payment for services that the Victory employee performs in the course of Victory business) as a result of his or her position at Victory, or gains personal enrichment or benefits through access to confidential information. Conflicts may also arise when a Victory employee, or a member of his or her family, holds a significant financial interest in a company that does a significant amount of

Victory Capital Management COE Revised 12/15/11                                                                                                                  Page 8 of 17

business with Victory or has outside business interests that may result in divided loyalties or compromise independent judgment. Moreover, conflicts may arise when making securities investments for personal accounts or when determining how to allocate trading opportunities. Additional conflicts of interest are highlighted in the Victory Gifts and Entertainment Policy, a copy of which can be found on the KeyNet intranet site.

Conflicts of interest can arise in many common situations, despite one’s best efforts to avoid them. This Code does not attempt to identify all possible conflicts of interest. Literal compliance with each of the specific procedures will not shield you from liability for personal trading or other conduct that violates your fiduciary duties to our clients. Victory employees are encouraged to seek clarification of, and discuss questions about, potential conflicts of interest. If you have questions about a particular situation or become aware of a conflict or potential conflict, you should bring it to the attention of your supervisor, the Chief Compliance Officer or a representative of the Legal and Compliance Department or Human Resources.

In addition to the specific prohibitions contained in the Code, you are, of course, subject to a general requirement not to engage or participate in any act or practice that would defraud our clients. This general prohibition includes:

Making any untrue statement of a material fact or employing any device, scheme or artifice to defraud a client;

Omitting to state (or failing to provide any information necessary to properly clarify any statements made, in light of the circumstances) a material fact, thereby creating a materially misleading impression;

Making investment decisions, changes in research ratings and trading decisions other than exclusively for the benefit of, and in the best interest of, our clients;

Using information about investment or trading decisions or changes in research ratings (whether considered, proposed or made) to benefit or avoid economic injury to you or anyone other than our clients;

Taking, delaying or omitting to take any action with respect to any research recommendation, report or rating or any investment or trading decision for a client in order to avoid economic injury to you or anyone other than our clients;

Purchasing or selling a security on the basis of knowledge of a possible trade by or for a client with the intent of personally profiting from personal holdings in the same or related securities (“front-running” or “scalping”);

Revealing to any other person (except in the normal course of your duties on behalf of a client) any information regarding securities transactions by any client or the consideration by any client of any such securities transactions; or

Engaging in any act, practice or course of business that operates or would operate as a fraud or deceit on a client or engaging in any manipulative practice with respect to any client;

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VII. Standards of Business Conduct

Every employee has a duty to place the interests of any Victory and/or KeyBank, NA client account first and not take advantage of their positions at the expense of Victory or its clients.
Victory and KeyBank employees must not mislead or defraud its clients in any statement, act or manipulative practice.
All personal securities transactions must be conducted in a manner to avoid any actual, potential or appearance of a conflict of interest, or any abuse of employee’s position of trust and responsibility with Victory and KeyBank.
Victory or KeyBank employees may not induce or cause a client to take action, or not to take action, for personal benefit.
Victory or KeyBank employees may not share portfolio holdings information except as permitted under Victory Policy B-15, Disclosures of Portfolio Securities
Access Personnel may open and maintain personal brokerage accounts.  Victory Compliance must receive duplicate confirmations for each transaction directly from the broker.

VIII. Standards of the Victory Capital Management Code of Ethics

A. Access Personnel

Access Personnel may open and maintain fee-based managed accounts or brokerage accounts where the broker has full discretion.  The following requirements must be met:

Requests must be submitted and approved in writing.
Brokers carrying the account must provide duplicate confirmations of each transaction in the account to Compliance.
Access Persons must not exercise any control or influence over the transactions.

Access Personnel may open and maintain personal brokerage accounts.  Victory Compliance must receive duplicate confirmations for each transaction directly from the broker.  Access Personnel may hold and trade the following securities (“Allowable Securities”):

Key Stock
Mutual Funds
Exchange Traded Funds
Exchange Traded Notes
Index options (i.e. On the S&P 500, not on individual securities)
Securities in a Periodic Investment Plan (PIP)
Securities in a Dividend Reinvestment Plan (DRP)
Closed End Funds
Unit Investment Trusts
Fixed Income Securities (including Trust Preferreds)

Access Personnel may hold current equity positions in their personal accounts.  Equity redemptions are permitted but must be pre-cleared.  Redemption requests will be approved based on current holdings of Victory Portfolios and subject to a blackout period unless otherwise exempted by the CCO.

Victory Capital Management COE Revised 12/15/11                                                                                                               Page 10 of 17

B. Employee Reporting Requirements

The following requirements are required under the Code of Ethics. Failure to comply will result in possible sanctions imposed by the Victory Compliance Committee and Board of Directors.

Initial Holdings Report/Annual Holdings Report

An Initial Holdings Report must be submitted within ten (10) calendar days of becoming an Access Person. No personal trading will be authorized before the compliance department has received a completed Initial Holdings Report along with a new hire packet unless, CCO approval has been expressly granted. In addition, an Annual Holdings Report must be submitted on an annual basis.  Non-Reportable Funds that are held direct with the Fund Company do not need to be reported.  Compliance will review and record the date of all reports received.

These reports must include the following information:

The date when individual became an Access Person (Initial Holdings Report only).
The name of each brokerage account regardless of its holdings, in which any securities are held in the beneficial interest of the Access Person.  The broker dealer or financial institution holding these accounts must be indicated.
Each Reportable Security or Fund in which the Access Person has a beneficial interest must be reported if held in an account, including title, number of shares, and principal amount.  Holdings information must be current as of thirty (30) calendar days before the report is submitted.

Quarterly Securities Transaction Report (STR)

    The STR must be submitted to Compliance no later than twenty (20) calendar days following the end of each quarter.
The report must describe each non-exempt transaction effected during the preceding quarter in any Reportable Security or Fund.  Each transaction must include the following information:  date, number of shares, principal amount of securities involved, nature of the transaction, price effected by, and the name of the broker dealer or financial institution which affected the transaction.
The report must describe any account established in the preceding quarter, and include the following information:  account name, account number, name and address of the broker dealer or financial institution at which the account is established, and the date of establishment.
The report must also include all Key stock and Key Stock Fund transactions, unless exempt.
Transactions in the following securities and or accounts are exceptions from quarterly reporting requirements:

▪	Open-ended investment companies (mutual funds) unless advised or sub-advised by Victory (See Appendix I)
▪	Victory Fund 401K transactions*

Victory Capital Management COE Revised 12/15/11                                                                                                            Page 11 of 17

▪	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements,
▪	Periodic Investment Plans
▪	Dividend Reinvestment Plans

*As of July 1, 2011, Access Personnel are not required to report Victory Fund 401K transactions on your STR as long as Compliance receives sufficient transaction information directly from the Plan Administrator.

Please note the following mutual fund transactions are reportable on the STR:

   - Victory Fund Direct Accounts, and;
    - Victory Fund Accounts held at a Brokerage Firm.

C.  Personal Trading Requirements

Access Personnel must maintain adequate records of all personal securities transactions.

Short-Selling is prohibited.

Mandatory Holding Period
All securities purchased by an Access Person must be held for forty-five (45) days.  Any gains generated by trading a security within a 45-day period may be required to be surrendered.  Effective September 8, 2011, options are no longer exempt from this holdings period.

Preclearance Guidelines for All Access Personnel

A Personal Trading Request (PTR) is only valid for the date in which Compliance approves the trade.

All Access Personnel must obtain pre-clearance from Compliance for the following Allowable Securities, prior to affecting the transaction:

❖	Key Stock
❖	Mutual Funds Victory sub-advises
❖	Exchange Traded Funds and Exchange Traded Notes
❖	Index options
❖	Equity Redemptions
❖
Victory Fund transactions in excess of $1 million or 1% of the outstanding shares, whichever is less, performed by Victory Fund portfolio managers and their individual team members, in the Victory Fund managed by such team (defined as a “Significant Redemption”)

❖	Private placements (including the Victory Capital Series, LLC)
❖	Below investment grade fixed income securities

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    Effective July 1, 2011, Victory Fund transactions are not required to be pre-cleared unless considered a Significant Redemption.

Contra-Trading Rule

No Victory Portfolio Manager or his or her respective team member(s) may sell out of his or her personal account in a security that is held in any portfolio he or she manages unless he or she receives written approval from either the CCO, or his or her designee.

No Victory Research analyst may sell out of his or her personal account in a security or related derivative security (writing calls and buying puts), if they are assigned to that security and have recommended a buy or hold rating, unless they have received written approval from either the CCO, or his or her designee.

D. Additional Requirements

Investments In KeyCorp Stock

No Access Person may effect transactions, including derivative transactions, in KeyCorp stock ten (10) calendar days prior and two (2) calendar days after a KeyCorp earnings announcement. All restrictions for KeyCorp stock transactions are applicable to diversification transactions by Access Personnel within a 401(k).

KeyCorp places additional restrictions on employees that are job grade 89 and above. The officers included in this group may only write call options during the Section 16 insider window (this window commences two days after an earnings announcement and closes three (3) weeks later).  These restrictions include the following.

   A call option may not be written for a period longer than six (6) months;
 The call option may not be written for more than 10% of the employee’s KeyCorp Securitis;
 The price of the call option must be at least 5% greater than the price at which KeyCorp stock is trading when the call is written; and
   The employee must be in compliance with KeyCorp’s stock ownership guidelines both prior to and after the call option is written.

Limited Offerings (Private Placements)

No Access Person may acquire a Beneficial Interest in a private placement without the prior approval of the CCO and his or her direct supervisor. Private placements are reportable in the initial placement on the STR.  Subsequent capital contributions and full/partial redemptions must be pre-cleared utilizing a PTR submission.  This includes Victory Capital Series LLC.

Market Timing Mutual Fund Transactions

Victory Capital Management COE Revised 12/15/11                                                                                                               Page 13 of 17

Access Personnel shall not participate in any activity that may be construed as market timing of mutual funds.

Service as a Director

No employee of Victory may serve on the board of directors of any publicly traded company absent prior approval of the CCO and the Chief Executive Officer (CEO) based upon a determination that such board service would be consistent with the interests of any investment company as to which Victory serves as an investment adviser and to its shareholders.  Service on the board of directors of a for-profit or public company must also be pre-approved by the employee’s direct manager and Compliance.

E. Whistleblower Provisions

If an Access Person believes that there has been a violation of any of the rules of this Code, the employee must promptly notify the CCO or the CAO.  As an alternative, employees may also report anonymously to the Victory Ethics telephone hotline at 800-584-9055.  Access Personnel are protected from retaliation for reporting violations to this Code.  Retaliation or the threat of retaliation against an Access Person for reporting a violation constitutes a further violation of this Code and may lead to immediate suspension and further sanctions.

F. Certification of Compliance

Each Access Person is required to certify annually that he or she:

G. Review Procedures

Compliance will maintain review procedures consistent with this Code.

H.  Sanctions

Each employee is responsible for conducting his or her personal trading activities in accordance with the parameters set-forth within this Code.  If an employee violates these parameters, certain sanctions will be enforced.  The following chart demonstrates the violation level and the possible resulting action(s).  This chart is not intended to be all inclusive.  The Chief Compliance Officer and the Compliance Committee may make exceptions to these provisions at their discretion.

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IX. SANCTION GUIDELINE MATRIX

Violation Description	Action(s)
Minor Violation(s)

Employee provides incorrect or incomplete account or trade information.
Employee engages in a pattern of unusual and/or excessive trading.
Employee traded without pre-clearance approval when normally Compliance would have approved the trade if approval had been sought.
Employee did not submit a complete or timely initial or annual holdings report or a securities transactions report.
Employee did not provide Compliance a duplicate confirmation after Compliance notified the employee of the missing duplicate confirmation.

Compliance Department may question employee and document response.
Compliance will send a warning letter citing the offense.
Compliance notifies employee and manager of warning in writing.
CCO and The Compliance Committee are notified of those cited with warnings.

Technical Violation(s)
Employee traded without pre-clearance approval or supplied incorrect information when normally Compliance would not have approved the trade if approval had been sought (e.g. trading during a Black-Out period).
Employee fails to report the existence of an account.
Repeat pattern of any minor violation(s).

CCO may meet with Manager and Employee to discuss violation.
Employee may be required to break the trade and disgorge profits.
Compliance notifies employee and manager of warning in writing – response required.

Repeat Technical Violation(s) Any technical violation of the VCM Code of Ethics repeated by the employee at least two (2) times during the last twelve (12) months.	CCO meets with Manager and Employee to discuss violation-written attestation Human Resources may document violation in employee files. Employee may be required to break the trade and disgorge profits.
Material Violation/ Fraudulent Violation(s)
    Intentional violation of business conduct standards
    Front-running, scalping or other evidence of fraud.
    Any violation deemed material by the Chief Compliance Officer with the concurrence of the Compliance Committee and the VCM Board of Directors

Compliance Committee will review violations and recommend disciplinary sanctions and penalties up to and including termination.
Material violations trigger reporting to the Board of Directors and clients where applicable.
Possible criminal sanctions imposed by regulators.
$10,000 fine imposed by VCM Board of Directors (Charitable donation- no tax benefit may be realized for the donation).
Disgorgement of profits.

Sanctions imposed will correlate to the severity of the violation.  The CCO may recommend escalation to the Victory Board of Directors and Compliance Committee.  When necessary, the Victory Board of Directors will obtain input from the Compliance Committee and the CCO when determining the materiality of an action.

Victory Capital Management COE Revised 12/15/11                                                                                                                  Page 15 of 17

Victory Board of Directors will obtain input from the Compliance Committee and the CCO when determining the materiality of an action.
The CCO holds discretionary authority and in addition to other sanctions, may revoke personal trading privileges for any length of time.  Additionally, the Victory CCO and Victory CEO may impose a monetary penalty for the violation(s).  The CCO will report all violations and sanctions to the Compliance Committee.  The CCO reserves the right to lift personal trading sanctions in response to market conditions.

Reconsideration

If an Access Person wishes to dispute a violation notice, he or she may submit a written explanation of the circumstances of the violation to the CCO.  The CCO and the CEO will review all explanations.

X. Reporting to Victory Fund Board

At least annually, Victory will provide the Victory Fund’s Board of Directors with the following information.

Material violations under this Code and any sanctions imposed as a response to the material violation(s).
Certification that Victory has adopted procedures necessary to prevent Access Persons from violating this Code.

XI. Other

The provisions of this Code are in addition to the KeyCorp Code of Ethics and the KeyCorp Policy on Public Disclosure and Securities Trading, or any successor thereto.  The KeyCorp Code of Ethics and Policy shall apply to all Access Persons.

Victory Capital Management COE Revised 12/15/11                                                                                                                                                                                                                                        Page 16 of 17

 Appendix I

Investment Companies Advised by Victory:
Victory Institutional Funds
Victory Portfolios
Victory Variable Insurance Funds

Private Placements Advised by Victory:
Victory Capital Series, LLC

Investment Companies Sub-advised by Victory:
Mass Mutual Select Core Opportunities Fund
Thrivent Partner Worldwide Allocation Fund
Thrivent Partner Worldwide Allocation Portfolio
Wilshire Large Company Growth Portfolio
Wilshire Variable Insurance Trust Equity Fund
Vantage Point Growth Fund

Victory Capital Management COE Revised 12/15/11                                                                                                                                                                                                                 Page 17 of 17

Exhibit P (xxiv)

BRANDES INVESTMENT PARTNERS, L.P.
Code of Ethics

BRANDES INVESTMENT PARTNERS, L.P.

Code Of Ethics

Code of Ethics   (Amended August 15, 2012)                                                     i

Brandes Investment Partners, L.P.
Code of Ethics

Adopted April 1, 1997

(Amended and Restated

August 15, 2010)

I.	PREAMBLE

This Code of Ethics is being adopted to effectuate the purposes and objectives of Sections 204A and Section 206 of the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 204-2 under the Advisers Act and Rule 17j-1 of the Investment Company Act of 1940 (the “”40 Act”). Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material, nonpublic information by investment advisers. Rule 204-2 imposes record keeping requirements with respect to personal securities transactions of certain persons employed by investment advisers. Section 206 of the Advisers Act makes it unlawful, among other things, for an investment adviser “to employ any device, scheme or artifice to defraud any client or prospective clients; to engage in any transaction, practice or course of business which operates or would operate as a fraud or deceit upon any client or prospective client; or to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any client or prospective client; or to engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative.”

Rule 17j-1 makes it unlawful for any employee of Brandes Investment Partners, L.P., or its subsidiaries (all such entities hereafter referred to as “Brandes”) in connection with the purchase or sale, directly or indirectly, by such person of a “security held or to be acquired”, as defined in below, by a registered investment company (1) to employ any device, scheme or artifice to defraud such registered investment company; (2) to make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make statements made, in light of the circumstances under which they are made, not misleading; (3) to engage in any act, practice, or course of business, which operates or would operate as a fraud or deceit upon any such registered investment company; or (4) to engage in any manipulative practice with respect to such registered investment company.

For purposes of Rule 17j-1, “security held or to be acquired” by a registered investment company means any security which, within the most recent 15 days, (i) is or has been held by such company, or (ii) is being or has been considered by such company or its investment adviser for purchase by such company.

Brandes has certain responsibilities to its clients. These include assuring that accounts are managed in a suitable manner, providing regular communications regarding the progress of accounts, providing accurate performance numbers and refraining from certain practices. These practices include over-trading the account, purchasing inappropriate issues for the account, making guarantees about future performance, making unauthorized transactions and borrowing

Code of Ethics   (Amended August 15, 2012)                               1

client’s fund or securities. Brandes maintains trading authorization only and does not have custody of clients’ funds or securities.

Brandes recognizes that its own long-term interests lie in strict adherence to ethical treatment of its clients, thereby maintaining its reputation for honest and fair dealing. Employees are expected to act in accordance with this basic tenet.

While some firms prohibit their employees from making investments in individual securities on behalf of their own personal accounts, Brandes believes this is an unnecessarily restrictive measure.  Brandes believes that it is beneficial to clients to have employees’ interests aligned with clients by having a personal financial stake in companies purchased for client accounts.  Brandes permits its employees to trade their own accounts when the trades are done in such a manner as to avoid conflicts of interest with clients’ transactions.  Brandes has adopted policies and procedures to control conflicts of interest and promote fairness to clients and employees in connection with personal trading.  Brandes regularly monitors employees’ trading activity to assure compliance with the firm’s policies and procedures.

This Code contains provisions reasonably necessary to prevent persons from engaging in acts in violation of the law and rules and to assure that Brandes’ clients’ interests are considered first. This Code also establishes procedures reasonably necessary to prevent violations of this Code.

Each shareholder, officer, partner and employee of the administrator for Brandes Investment Trust (the “Fund”), U.S. Bancorp Fund Services, L.L.C. (the “Administrator”), and each shareholder, officer, partner and employee of the Beacon Hill Fund Services, Inc. (“Beacon Hill”)is exempt from the reporting and other requirements of this Code of Ethics, but is required to comply with the reporting and other requirements of the Administrator’s, Beacon Hill’s or the Fund’s Code of Ethics, as applicable.

It is not possible for this Code to address every situation involving the personal investments of an Employee and technical compliance with the Code will not automatically insulate any Employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual’s fiduciary duty to Brandes’ clients.  Accordingly, all Employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of Brandes.  In sum, all Employees shall place the interests of Brandes and its clients before their own personal interests.

II.	PERSONAL TRADES POLICY

Definitions

i.	Employee-Related Account

An “Employee-Related Account” refers to an investment account holding Reportable Securities (as defined below) for any of the following persons:

a.	The employee;

b.	The employee’s spouse, registered domestic partner, or partner in a civil union (“Spouse”);

Code of Ethics   (Amended August 15, 2012)                               2

c.	The employee’s minor children;

d.	Any other relative of the employee or employee’s spouse, sharing the same home as the employee:

e.
Any other person whose account is managed, controlled or influenced by or through the employee, or to whom the employee gives advice with regard to the acquisition or disposition of securities, other than a Brandes client; examples of such accounts are accounts where the employee is acting as trustee, executor, pledge, agent or in any similar capacity; and/or holds an interest in a partnership or other arrangement or through a closely held corporation or investment club.

ii.	Third Party Managed Accounts

a.
A “Third Party Managed Account” is an Employee-Related Account where total investment discretion is with a non-employee third-party, where such third-party has full discretion to trade the account and does not confer with the employee regarding trades in such account (this may include accounts managed by Brandes over which Brandes has full discretion).

b.
Third Party Managed accounts are exempt from Sections III.5,6, 7, 9 and 10 and VI.1, 2.a, 2.b and 2.f, provided that the employee has submitted a Third-Party Managed Account Exemption form with respect to the account to the Legal/Compliance Department. In the event the account is no longer Third-Party Managed, the employee will be required to inform the Legal/Compliance Department as specified below and receive pre-clearance for all transactions involving Reportable Securities in the account.

iii.	Brokerage Firm Requirement

Employees are required to hold their Employee-Related Accounts at one of four designated brokerage firms (TD Ameritrade, Charles Schwab, Morgan Stanley and Merrill Lynch), excluding the following types of accounts or unless otherwise exempted in writing by the Global Head of Compliance (GHOC):

a.	Third-Party Managed Accounts (including Brandes managed accounts)

b.	Accounts that exclusively hold open-end mutual funds and are not managed or sub-advised by Brandes1

c.	ESPP/ESOP Accounts

d.	Employee Related Accounts of the employees of Brandes Investment Partners & Co.

1 Shares of Mutual Funds managed or sub-advised by Brandes held directly at the investment company do not need to be moved to a designated broker-dealer firm.

Code of Ethics   (Amended August 15, 2012)                               3

Newly hired employees must move their non-exempted Employee-Related Accounts toone of the four designated brokerage firms, and make arrangement to close any such accounts at non-designated firms, within 30 days of an employee’s effective date of hire, unless otherwise exempted in writing by the GHOC.

iv.	Reportable Security

“Reportable Security” means a “security” as defined in Section 2(a)(36) of the ’40 Act.  Pursuant to this definition, a Reportable Security includes, but is not limited to:

a.	any note, stock, treasury stock, security future, or bond

b.	a share of a closed-end fund or open- end mutual fund that is managed or sub-advised by Brandes

c.	any share of an exchange traded fund (ETF)

d.	any evidence of indebtedness

e.	any certificate of interest or participation in any profit-sharing agreement

f.	any certificate of deposit for a security

g.	any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof)

h.	any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency

i.	in general, any interest or instrument commonly known as a “security”

j.	any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing

A “Reportable Security” does not include:

a.	direct obligations of the Government of the United States

b.	bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements

c.	shares issued by open-end investment companies registered under the 1940 Act not managed or sub-advised by Brandes

d.	shares issued by money market funds

Code of Ethics   (Amended August 15, 2012)                               4

e.	shares issued by unit investment trusts that invested exclusively in one or more open-end funds, none of which are managed or sub-advised by Brandes.

References to a Reportable Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Reportable Security) shall be deemed to refer to and to include any warrant for, option in, or security immediately convertible into that Reportable Security, and shall also include any instrument that has an investment return or value that is based, in whole or in part, on that Reportable Security (collectively, “Derivatives”).  Therefore, except as otherwise specifically provided by this Code: (i) any prohibition or requirement of this Code applicable to the purchase or sale of a Reportable Security shall also be applicable to the purchase or sale of a Derivative relating to that Reportable Security; and (ii) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Reportable Security relating to that Derivative.

v.	Pre-Clearance Designee

The Pre-Clearance Designee will be either the GHOC and/or individuals who have been authorized to review trade requests.

III.	PROHIBITED TRANSACTIONS

i.	No employee shall violate Section 206 of the Advisers Act or rule 17j-1 of the Investment Company Act.

ii.
No employee shall receive during any calendar year any gifts (i.e. entertainment, dinner, golf outing, etc.) or other consideration in merchandise, services or otherwise having a total value of more than $250 from any single person, firm, corporation, association or other entity that does, or is seeking to do, business with or on behalf of the Firm, without seeking approval from the GHOC.2

iii.	Employees receiving gifts from any source of over $100 during any calendar year must report them promptly to the Legal/Compliance Department.

The overriding principle of Brandes’ policy regarding gifts and entertainment is that employees should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person, firm, corporation, association or other entity that does, or is seeking to do, business with or on behalf of the Firm.

iv.	No employee shall give or offer to give anything of value to any person for the purpose of influencing the price of any security.

v.	No employee shall serve on a Board of Directors of any public company without the prior approval of the majority of the voting members of the Executive Committee.

vi.	No Employee-Related Account may sell a Reportable Security purchased within the previous 60 calendar days, except:

a.	If a security held for at least 30 days has declined in value from its original price; or,

b.	An employee provides reasonable evidence that he/she is facing substantial financial hardship

vii.
Except for Restricted Stock Units (RSUs) and Employee Stock Purchase Plans (ESPP), if an employee purchases additional shares of a Reportable Security that they already own, the 60 days starts over from the date of purchase for the additional shares.

viii.
No Employee-Related Account shall purchase or sell any Reportable Securities that is then listed on the firm’s “Watch List.” The Watch List is comprised of securities Brandes is closely observing or for which it anticipates imminent action on behalf of clients’ accounts.

ix.
If an Employee chooses to manage more than ten (10) Employee-Related Accounts, except for accounts in the employee’s own name, the name of the employee’s Spouse, and/or children living in the employee’s home, the employee will need to receive prior approval from the GHOC before managing the accounts.

x.	No Employee-Related Account may purchase any securities in an IPO3; provided, however, an Employee-Related Account may, upon the prior written approval of Brandes, participate in the following IPO’s:

a.	An IPO in connection with the de-mutualization of a savings bank or the de-mutualization of a mutual insurance company in which the holder of the Employee-Related Account owns a life insurance policy;

b.	An IPO of a spin-off company where the Employee-Related Account owns stock in the company that spins off the issuer;

c.	An IPO of a company in which the Employee-Related Account owns stock in the company and the stock was acquired through participation in a private placement previously approved by Brandes; and

d.	An IPO of the employer of the holder of the Employee Related Account.

(If an employee would like to participate in an IPO please contact the Legal/Compliance Department for the proper forms).

xi.	No Employee-Related Account may purchase any securities in a private placement except upon the prior written approval of Brandes.4

(If an employee would like to participate in a Private Placement please contact the Legal/Compliance Department for the proper forms.)

xii.	No Employee may participate in any outside business activity without the prior written approval of Brandes.

xiii.
Brandes will permit employees to participate in voluntary tender offers so long as employees submit a request to the Legal/Compliance Department to tender their shares of a company for pre-approval prior to submitting their instructions to the custodian.

In the case of involuntary tender offers, it is assumed that the employee will have noother choice but to tender their shares or risk their shares becoming worthless.

IV.	EXEMPTED TRANSACTIONS

The following transactions are exempt from the above prohibitions:

i.
”Cashless exercise” – securities obtained in a “cashless exercise” of an employee stock option (whereby the exercise of the option and the sale of the securities received upon such exercise occurs simultaneously and the exercise price of the option is deducted from the sale proceeds of the acquired securities); provided, however, that any “cashless exercise” or other transaction involving employee stock options or other grant of employer-issued securities in which the employee has discretion as to timing of the transaction or other component of the transaction shall be subject to the pre-clearance provisions of this Code of Ethics.

ii.	Purchases which are part of an automatic dividend reinvestment plan.

iii.	Purchases affected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities and sales of such rights so acquired.

Officers of the Fund who are not employed by Brandes Investment Partners, L.P., are exempt from the Code’s pre-clearance and designated broker-dealer requirement.  All other reporting requirements apply.

V.	THE WATCH LIST

The Watchlist is comprised of securities Brandes is closely observing or for which it anticipates imminent firmwide or product-wide action and, therefore, securities in which employees are generally prohibited from trading. Requests to add or remove a security are generally sent via e-mail to the “Watchlist” alias, and will include the name of the security, the SEDOL, and the rationale for adding the security to the watchlist. Currently, the Supervisor, Compliance and Compliance Coordinator, Code of Ethics monitor e-mails received by the Watchlist e-mail alias and are responsible for adding a security to or removing a security from the Watchlist.

When adding securities to the Watchlist the  Supervisor, Compliance or Compliance Coordinator, Code of Ethics will search for and add ADRs, common shares, and common shares on a local exchange related by name to the requested security, using a Brandes-designed application, SunGard, or  Bloomberg.

Construction Procedures

i.	Equity Securities on “Research” Status

a.
A security should be placed on the Watchlist by sending an e-mail (along with reason for placing the security on the Watchlist – see reasons below) to the “Watchlist” e-mail alias requesting such security be placed on the Watchlist when:

i.
The security is under “formal consideration”.  The term “formal consideration” means those activities engaged in by the Research department that is necessary and proximate to presenting a security for an Investment Committee’s consideration. At this point in the process we should strive to identify and isolate only those securities that will or are scheduled to be brought to an Investment Committee’s attention. Employees presenting their analysis of a security to an Investment Committee must indicate on their written research report whether they have an interest in the issuer of the security.

ii.	The security, while not currently on the Watch List, is being placed on a formal committee agenda for discussion at an upcoming Investment Committee meeting.

iii.	The security is being considered for presentation on a last minute basis due to economic or specific business implications.

iv.
The firm is, or has knowledge that it shortly will be, in possession of material non-public information regarding the issuer of the security.  All securities related to an issuer, for which the firm is or soon will be in possession of material non-public information, should be placed on the Watchlist.

b.
A security may be removed from the Watchlist by sending an e-mail to the “Watchlist” e-mail alias requesting such security be removed from the Watchlist (along with the rationale for removing the security from the Watchlist) when:

i.	The security has been presented to an Investment Committee.

ii.
The presentation to an Investment Committee for the security is no longer imminent.  A presentation is no longer imminent if the presentation will not be made in the next two weeks.  Of course, once the situation changes and the security is again under “formal consideration”, the security should go back on the Watchlist.

iii.	The firm is no longer in possession of material non-public information regarding the issuer of the security.

iv.
Other.  There may be reasons (determined on a case-by-case basis) other than the three specified above for which a security should be removed from the Watchlist.  The reason for removal should be specified in the removal request.

Except in situations where a security was placed on the Watchlist by mistake, securities will be removed from the Watchlist seven (7) business days after receipt of the removal request e-mail.

c.
On Friday of each week, the Investments Admin Supervisor or their designee will send an e-mail to the “Research” alias reminding members of the Research department to update the Watchlist as required.  All update requests should be sent via e-mail to the “Watchlist” alias, and include the name of the security, the SEDOL, and the rationale for adding the security to the watchlist..

ii.	Equity Securities on “Trading” Status

a.
Summary: Each weekday, “actively trading securities” are automatically determined by Brandes’ computer systems and uploaded to the Watchlist.  “Actively traded securities” are defined as securities that are either being considered for trading via an investment committee’s trading schedule or those that have orders generated against them in the system. Securities are added to the Watchlist with a begin date as of the date they were determined to be actively trading and an open end date. Once these securities are no longer actively traded, the securities assume an end date seven (7) business days from the time they stopped trading, at which time they will be removed from the Watchlist. If they happen to be actively traded again within that seven (7) day period, the securities will re-enter the Watchlist and start the cycle again (effectively remaining on the Watchlist until the securities are not traded again for a seven (7) day period).

b.	Details: Actively traded securities are picked up from three sources:

i.
Investment Committee Trading Schedule: The excel Trading Schedule file received by Horizon Trade group on weekday mornings is reviewed for errors and then loaded to a temporary table in the database. The Watchlist automated process picks up those securities from here the next time it runs. These securities will eventually be flagged in Horizon for trading.

ii.	Horizon: Firmwide orders are picked up from Horizon staging tables. These are securities that have orders created, but have not yet been sent to CRIMS for trading.

iii.	CRIMS: Securities for all open firmwide orders are picked up from CRIMS tables.

On weekdays, every hour from 5AM to 5PM, a full sweep is conducted for each of these three locations and a list of securities created that is sent to the Watchlist. A valid identifier is ensured for each security such that the data can be matched off against an IDC Security feed. US and Canadian securities are assigned a Cusip; all other securities are assigned an ISIN. The automated process will search for and add ADRs, common shares, and common shares on a local exchange related by name to the requested security to the Watchlist.

iii.	Fixed Income Securities

Brandes does not maintain a consolidated list of both equity and fixed income securities in Sungard, but rather clears each individual pre-clearance request involving a fixed income security against the equity Watchlist as contructed above and obtains clearance from the Brandes Fixed Income Portfolio Manager or his/her designee that the fixed income security being requested is not on research or trading status at the time of the request.

VI.	COMPLIANCE PROCEDURES

1. Pre-Clearance

All Employee-Related Accounts shall receive prior approval from a Pre-Clearance Designee before purchasing or selling any Reportable Securities through the firm’s SunGard Protegent PTA system (“SunGard”).  In the absence of the Pre-Clearance Designee, or if the Pre-Clearance Designee is requesting approval, an alternate Pre-Clearance Designee or the GHOC may give the approval.  Such approval shall be valid until the close of U.S. trading (1pm PST) the following trading day (the “Period”).  If an Employee-Related Account is unable to execute the approved transaction within the Period, the Employee-Related Account must receive another approval from a Pre-Clearance Designee before purchasing or selling securities.  If an employee places a “limit order” on the transaction and the order is not completed during the Period for which the approval is given, the remaining order must be re-approved by the Pre-Clearance Designee.

When requesting approval of a transaction for an Employee-Related Account, the employee shall disclose any conflict of interest of which the employee is aware concerning the proposed transaction, such as the existence of any economic relationship between the transaction which is the subject of the pre-clearance request and securities held or to be acquired by any Brandes client, including any mutual fund portfolio managed by Brandes.

In determining whether to approve a Pre-clearance request, the Pre-clearance Designee shall review the securities currently on the Watchlist to ensure that the requested security is not on the Watchlist and is not related to a security on the Watchlist by name, including but not limited to other forms of equity securities, fixed income securities or derivative securities.

Certain Employee-Related Accounts may be released from the obligation to pre-clear and report personal trades (see Section II.2).

2. Disclosure of Personal Holdings and Employee Reporting Requirements5

a.
Within 10 business days of the start of employment at Brandes, employees are required to disclose interests in any corporation of which they are an officer or director or which they, or a family member hold 5% or more of the outstanding stock.  They are also required to disclose any outside business ventures.

b.	No later than 10 business days after the person becomes an Employee of Brandes, the Employee shall provide the Legal/Compliance Department with the following information:6

i.	The title, number of shares and principal amount of each Reportable Security in which the Employee had any direct or indirect beneficial ownership when the person became an Employee of Brandes.

ii.
The name of any broker, dealer or bank with whom the Employee maintained an account in which any securities were held for the direct or indirect benefit of the Employee as of the date the person became an employee of Brandes; and

iii.	The date that the report is submitted by the Employee.

Each employee shall arrange to have duplicate confirms or statements forwarded to the Legal/Compliance Department for each Employee-Related Account.

c.
Each employee shall complete a Quarterly Employee Transaction Report7 for each calendar quarter even if the employee does not have any personal securities transactions to report and submit the Report to the Legal/Compliance Department no later than 10 business days after the end of each calendar quarter.

d.
Changes in an employee’s personal status or changes in the status of an employee’s investment account that may impact this Code of Ethics shall be reported to the Legal/Compliance Department within ten (10) business days of the occurrence of such change.  Reportable changes may include, for example:

i.	Marriage

ii.	Moving in with a relative

iii.	Opening an investment account that will hold Reportable Securities (including a Third-Party Managed Account)

iv.	The change in status of a Third-Party Managed Account.

v.	Obtaining discretionary authority over the investment account of another person.

If, following a change in status and before the employee has formally reported the change to the Legal/Compliance Department, an employee is planning on engaging in a transaction that would require pre-clearance of that transaction, the employee must seek pre-clearance despite not having formally reported the change in status.

If an employee has any question as to whether a change in status impacts the Code of Ethics, the employee should contact the Legal/Compliance Department.

e.
Quarterly, the Code of Ethics staff will review Employee-Related transactions and report the findings to the GHOC. Code of Ethics staff will also review the transactions of the GHOC and report findings to the General Counsel, who will review and approve the personal trading activity of the GHOC. The GHOC will review the personal trading activity of the Code of Ethics staff.

f.
If an Employee-Related Account of a person attending an Investment Committee meeting or if a member of the Investment Committee holds a security, or a security economically related thereto, being considered for purchase or sale by Brandes client accounts, such person shall disclose to the Investment Committee his holdings of the security at the first occasion upon which the employee becomes aware that Brandes is considering the security for purchase for its clients.

3. Annual Certification of Compliance8

Each employee shall certify annually that:

a.	S/he has read and understands the Code of Ethics and recognizes s/he is subject thereto;

b.	S/he has complied with the requirements of the Code of Ethics;

c.	S/he has reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics; and

d.
Other than as disclosed on the annual certification, s/he has no knowledge of the existence of any personal conflict of interest which may involve Brandes clients, such as any economic relationship between his/her transactions and securities held or to be acquired by Brandes clients including any mutual fund portfolio managed by Brandes.

4. Annual Holdings Report9

Each Employee shall, on an annual basis, provide the Legal/Compliance Department with the following information that must be current as of the calendar year end for which the report is submitted:

a.
The title, number of shares and principal amount of each Reportable Security in which the Employee had any direct or indirect beneficial ownership; other than those Reportable Securities held in a Third-Party managed Account for which the employee has received a Third-Party Managed Account Exemption (see above).

b.	The name of any broker, dealer or bank with whom an Employee maintains an account in which securities are held for the direct or indirect benefit of the Employee; and

c.	The date that the report is submitted by the Employee.

The Annual Holdings Report shall be submitted no later than 30 days following the calendar year end to which the report relates.

VII.	REPORTS

1.	The GHOC or her designee shall submit, at least annually, a report on compliance with the Code of Ethics to Brandes’ Office of the Chief Executive Officer.

2.	The GHOC or her designee shall submit, at least quarterly, a report on compliance with the Code of Ethics to the Code of Ethics Committee (see below).

3.
The GHOC shall review each report of an apparent material violation and if the GHOC confirms that it is a violation, she shall report such violation to Code of Ethics Committee (or the Executive Committee, as the case may be – see below).

4.
The Code of Ethics Committee (or the Executive Committee, as the case may be) shall review the alleged material violation presented by the GHOC and/or her designee and determine what sanctions, if any, should be imposed.

5.	The Legal/Compliance Department or anyone who becomes aware of an apparent violation of the Code of Ethics shall promptly report such apparent violation to the GHOC.

VIII.	COMPLIANCE MONITORING

1.	This policy shall be administered by the GHOC or his/her designee.

2.	The GHOC or his/her designee will meet with each new employee to review this policy.

3.	The GHOC or his/her designee shall provide training regarding this policy to existing employees as required.

4.	The GHOC or his/her designee will review all confirms for Reportable Securities to identify non-compliance with the requirements of this policy.

5.
The GHOC or his/her designee will perform additional regular and continuous testing of employee personal trading and the policies and procedures contained in this Code of Ethics.  Such testing procedures to be developed and reviewed in conjunction with the Code of Ethics Committee.

6.	The GHOC shall report the results of the above testing to Code of Ethics Committee at its regularly scheduled meetings.

IX.	CODE OF ETHICS COMMITTEE AND SANCTIONS

Code of Ethics Committee

A Code of Ethics Committee shall be established to help ensure the proper functioning, monitoring and administration of this Code of Ethics.  The Committee shall consist of, at a minimum, the GHOC, the General Counsel, the Finance Director and a senior member of the investment-related functions of the firm.  The Committee shall draft, adopt and regularly review and update a Charter. Among other things, the Charter shall describe the schedule for regular meetings (at least quarterly), the circumstances in which the Committee would be convened for a special meeting and procedures for recording the Committee's deliberations and decisions. The Committee generally would be charged with supervision and administration of personal trading rules and high-level sanctions for violations thereof. The Committee would meet periodically to receive reports from the GHOC and consider the regimen of her activities relating to personal trading, such as testing protocols, employee education, and the adequacy of and possible amendments to the personal trading provisions of the Code of Ethics. The Code of Ethics Committee would report to the CEO. The Fund's Chief Compliance Officer (“CCO”) would have ready access to the GHOC and the Code of Ethics Committee.

While the Committee shall meet on a periodic basis (not less than quarterly), if need be, the Committee may meet between formally scheduled meetings, either electronically or in person, to discuss resolutions of violations of the Code.  At its regularly scheduled meetings, the Committee will review the implementation of the Code of Ethics, including, without limitation, a consideration of the following issues:

1.	Any current violations of the Code of Ethics;

2.	Precedents, if any, for violations being considered;

3.	Changes in applicable law or legal interpretations that would impact the Code of Ethics;

4.	The results of any testing of the procedures;

5.	Whether any additional testing or review is required; and/or

6.	Any changes or proposed changes to the Code of Ethics.

In consultation with the Code of Ethics Committee, the GHOC will develop enhanced back-testing procedures to monitor personal trading.  In particular, the procedures would provide more systematic assessments of historical patterns of employee trading activity in issuers and securities presented for discussion to Investment Committees and traded on behalf of clients.

Sanctions

The sanctions for violation of the Code of Ethics may include a letter of censure, monetary sanctions, disgorgement of any ill-gotten profits, correction of transactions, temporary suspension or termination of personal trading, temporary suspension of employment, termination of employment, and/or other sanctions deemed appropriate by the Code of Ethics Committee (or the Executive Committee, as the case may be).

Sanction Guidelines

Brandes has developed the criteria listed below to guide senior decision-makers in determining appropriate sanctions for violations of the personal trading aspects of the Code of Ethics. While Brandes, with the advice of counsel, believes that mandatory sanctions or overly-rigid guidelines would be impractical and would eliminate needed flexibility and the application of sound judgment, it believes that it would be useful to utilize these factors to promote fair and consistent results, even though facts and circumstances are often difficult to compare. Among any others that may emerge in the context of actual situations, these considerations would include:

1.	Whether the violation caused any harm to clients.

2.
The likely perception of clients, including mutual fund boards, that a particular sanction is a credible and proportionate response to the gravity of the specific violation in light of all of the foregoing considerations.

3.	Whether the violation was intentional or not (i.e., nonvolitional, inadvertent, lack of spousal awareness, etc.).

4.	The nature of the violation (i.e., deficient paperwork vs. actual unauthorized trading).

5.	The pattern of violations, if any.

6.	The employee's general behavioral and compliance track record.

7.	The magnitude of violations in relation to overall trading activity.

8.	Compliance personnel and senior management subject to more severe sanctions for certain types of violations.

9.	Employee attitude (i.e., expressions of remorse or contrition vs. adamancy or indignation).

Sanction Decision-Making Process

1.
The GHOC would determine sanctions involving a verbal warning, written reprimand, correction of transactions involving securities on the Watchlist10 or any of the foregoing together with supervised education. All violations would require notification to the violator's supervisor.

2.
More severe sanctions (e.g., suspension of trading privileges, bonus implications, title implications, termination) would be based on the Code of Ethics Committee's recommendation, with the concurrence of the CEO. Any determination of the Code of Ethics Committee that is not unanimous will be determined by the Executive Committee (without comment as to the nature of the impasse).

3.
Any determination regarding a Code of Ethics Committee member or a Partner of the firm would be made by the CEO, with such input from the Executive Committee as the CEO may seek, and based on fact-finding and recommendations by the Code of Ethics Committee.  If the infraction concerns a member of the Code of Ethics Committee, that member shall not participate in the fact-finding or recommendations.

4.
Sanctions for any infraction by an Executive Committee member (including the CEO) would be determined by the Executive Committee without the violator, based on fact-finding by the Code of Ethics Committee.

5.	All violations and sanctions involving personal trading within the ambit of Rule 17j-1 will be reported to the Fund CCO.

X.	RETENTION OF RECORDS

This Code of Ethics, a copy of each report made by an employee hereunder, each report made by the Legal/Compliance Department, and any action taken as a result of any material and nonmaterial violations, shall be maintained by Brandes.

XI.	POLICY ON POLITICAL ACTIVITIES AND CONTRIBUTIONS

General Policy

Brandes is subject to stringent laws, regulations and policies on political activities and contributions.  The failure of Brandes and its employees to follow these policies may result in loss of revenues, legal action, and foreclose our ability to pursue certain business opportunities.

Brandes will not make any contributions or expenditures to or for any political parties, committees, or candidates for any public office, or to any persons for any political purpose.  The term "contribution” is broadly defined and includes any direct or indirect payments, gifts, use of office space or other company resources, reimbursement of expenses associated with political activity, tickets to dinners or other fund raising events, services (including transportation), equipment or any other items of value made to or for political candidates, political parties, or committees.

Brandes encourages its employees to volunteer and participate in civic affairs and in the political process.  They may also express their views in a manner that is not offensive to other employees. However, they may not engage in political activity during work hours, and Brandes will not knowingly reimburse employees for any expenses incurred in connection with politically-related activities.

It is never acceptable, for those associated with Brandes to make political contributions, exchange gifts, or engage in any activity for the purpose of improperly influencing the decision of a public official. However, Rule 206(4)-5 does permit de minimis contributions (subject to potentially more stringent state and local restrictions), which are currently defined as up to $150 or $350, depending on whether or not the employee can vote in the election for which the contribution is being made. For example, the de minimis amount for a contibution to a congressional candidate outside of an employee’s district is $150, while the de minimis amount for a contribution to someone running for Congress in the district in which the employee is allowed to vote is $350.

All political contributions, including those of $150 or less, are subject to the pre-clearance requirement described below.  Any questions regarding this policy should be directed to the General Counsel or the Global Head of Compliance.

Policies Applicable to all Brandes Employees, Including Persons Designated by Compliance as “Covered Associates.”

Specific provisions of the federal securities laws found in Rule 206(4)-5 (“Rule”) apply to political contributions and activities of persons who fall within the definition a “Covered Associate” or “CA”.  CAs generally are persons who either solicit business from public funds, directly or indirectly supervise solicitors, and those who are executive officers, managers, partners, or policy makers of Brandes.  Although the Rule applies specifically to individuals who fall within the definition of a CA, Brandes is adopting this policy for all of its employees. Employees will be contacted by Compliance and requested, among other things, to sign an acknowledgement that they understand the limits on their activity.  Individuals with questions regarding their status should contact Compliance prior to making any contributions or engaging in activities covered by these policies.

The limitations and restrictions on political contributions and activity generally pertain only to political contributions and activity relating to state or local incumbents and candidates. However, political activity and contributions made to current state and local officials campaigning for Federal office also are covered by the Rule.  As a matter of policy, the requirements outlined below are applicable to all Employees, and apply to all political contributions and activity, regardless of the office being sought, and include contributions and activity relating to political parties as well as political committees:

A.	Volunteer Activity

Employees may volunteer on their own time and at their own expense on behalf of candidates, but may not use any firm resources or seek reimbursement of any expenses associated with campaign-related activity, unless approved in writing by Compliance.  They may not participate in any capacity in which their activity could involve fundraising, or on PACs or committees responsible for the allocation of contributions to political campaigns, unless approved in writing by Compliance.

B.	Pre-Clearance of All Political Contributions

All contributions by Employees, family members (including a spouse, registered domestic partner, partner in a civil union, and children) living in the same household must be pre-cleared in writing by Compliance.

 As noted above, contributions may include not only cash contributions, whether made by check or credit card, but also “anything of value” that is contributed to a campaign as well as transition expenses.  A contribution also may include a ticket for a fundraiser or other event designed to raise campaign funds.  In addition to contributions made directly to candidates, Employees must also receive pre-clearance of any contributions made to state parties and political action committees.

Employees will be notified by Compliance via e-mail or via the SunGard Protegent system whether or not their contribution request has been approved.  No contributions should be made without approval.

Upon receipt of approval, the contribution must be made within 10 business days in order for the pre-clearance to remain timely. Once received by the contributor, a receipt for the contribution must be provided to the Compliance department. Acceptable receipts would include cancelled checks, credit card statements, receipts from the political campaign/entity, etc.

C.	Indirect Contributions

Employees are prohibited from using any indirect means to avoid Brandes’ political contribution policies.  Indirect means would include, among other things, making contributions through family or friends.

D.	Solicitation of Contributions from Others

Employees are prohibited from soliciting political contributions from others without written approval of Compliance.  Solicitations may include explicit donation requests, as well as activities such as hosting fundraisers, arranging lunches for candidates, or circulating donor cards.

Pre-Approval of New Investments from Public Funds

Prior to Brandes executing any new account application received from a new public fund client, approval must be obtained in writing from Compliance.

Pre-Screen of New Hires

Prior to an offer being extended to a potential new employee, Human Resources will inquire as to whether the candidate has any reportable political contributions that have occurred in the past two years. If the candidate answers in the affirmative, the candidate will be put in touch with the Compliance department and the Compliance department will determine whether any contributions made may create an issue if the candidate were to be hired. Compliance will report any findings to Human Resources prior to the candidate being hired.

Covered Associates List

Compliance will maintain a comprehensive list of all employees and their residential addresses. Residential addresses are tracked for the purpose of determining voting districts. The comprehensive list will be subdivided into two separate lists – one for Covered Associates (CAs) and one for Non-Covered Associates (NCAs). Each month, Compliance will contact Human Resources to inquire whether any promotions or other position changes have occurred with any employees which may result in a change in status from NCA to CA or vice versa.

Pre-Approval of any Referral Fee Arrangements and Use of Third-Party Marketers

The use of any third party marketing arrangement involving public funds, including the use of consultants, finders, solicitors, and placement agents must be pre-approved in writing by Compliance.  No referral fees may be offered to persons within the company or elsewhere for introductions or referrals of public fund investors without written approval of Compliance.

Questions and Reports of Potential Violations

All persons associated with Brandes are expected to adhere to these policies.  Questions may arise from time-to-time regarding application of the policies.  If any doubt exists, you are strongly encouraged to submit your inquiry to the General Counsel or the Global Head of Compliance.   Anyone who becomes aware of a potential violation of these policies must immediately report the matter to the General Counsel or the Global Head of Compliance.  Prompt notice of a violation of our policies may allow the firm to eliminate or reduce potentially adverse consequences.

XII.	POLICY STATEMENT OF INSIDER TRADING

Every officer, partner and employee is responsible for knowing and abiding by the terms of this policy statement.

Brandes forbids any trading on behalf of Employee-Related Accounts or clients’ accounts on material nonpublic information, or communicating material nonpublic information to others in violation of the law. This conduct is referred to as “insider trading.” Brandes’ policy applies to every officer, partner, and employee and extends to activities within as well as outside of their duties at Brandes.  Any questions regarding Brandes’ policy and procedure should be referred to General Counsel.

The term “insider trading” is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an “insider”) or the communication of such material nonpublic information to others.  Although United States law governs insider trading, this law applies to information about foreign companies as well as domestic companies.  Thus, if an employee receives nonpublic material information about a foreign company, the employee is prohibited from trading for accounts based on that information and from communicating such information to others.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

1.	Trading by an insider, while in possession of material nonpublic information;

2.
Trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and

3.	Communicating material nonpublic information to others.

The elements of insider trading and the penalties for such unlawful conduct are discussed below.

Who is an “Insider”?

The concept of “insider” is broad.  It includes officers, directors, and employees of a company.  In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes.  A temporary insider can include, among others, a company’s attorney, accountants, consultants, bank lending officers and the employees of such organizations.  In addition, Brandes may become a temporary insider of a company it advises or for which it performs other services.  According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

What is “Material Information”?

Trading on inside information is not a basis for liability unless the information is material.  “Material Information” is defined generally as information which a reasonable investor would consider substantially important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities.  Information that officers, directors and employees should consider material includes, but is not limited to:  dividend changes, earnings estimates, changes in previously release estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

Material information does not have to relate to a company’s business, for example; un-released news items, which might have a significant effect on prices, have been found to be material information.

No simple “bright line” test exists to determine when information is material; assessments of materiality involve a highly fact-specified inquiry.  For this reason, you should direct any questions about whether information is material to the General Counsel, or his designated representative, in the Legal/Compliance department.

What is “Nonpublic Information”?

Information is nonpublic until it has been effectively communicated to the market place.  One must be able to point to some fact to show that the information is generally public. For example, information found in a report file with the SEC, or appearing in The Wall Street Journal, or other publications of general circulation, would be considered public.

Bases for Liability

Fiduciary Duty

In 1980, the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises only where there is a fiduciary relationship.  That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading.  Non-insiders can acquire the fiduciary duties of insiders by entering into a confidential relationship with the company through which they gain information (e.g. attorneys, accountants), or they can acquire a fiduciary duty to the company’s shareholders as “tippees” if they are aware of should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company’s shareholders.

However, in the “tippee” situation, a breach of duty occurs if the insider personally benefits, directly or indirectly, from the disclosure.  The benefit does not have to be pecuniary, but can be a gift, reputational benefit that will translate into future earnings or even evident of a relationship that suggests a quid pro quo.

Misappropriation

Another basis for insider trading liability is trading which occurs on material nonpublic information that was stolen or misappropriated form any other person.  It should be noted that “misappropriation” could be used to include a variety of individuals not previously thought to be encompassed under the fiduciary duty.

Penalties for Insider Trading

Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employees.  A person can be subject to some or all of the penalties below even if he or she does not personally benefit for the violation. Penalties include:

a.	Civil injunctions
b.	Treble damages
c.	Disgorgement of profits or loss avoided
d.	Jail sentences
e.	Fine for the person who committed the violation of up to three time the profit gained or losses avoided, whether or not the person actually benefited; and
f.	Fines for the employer of other controlling person of $1,000,000 or three times the amount of the profit gained or loss avoided, whichever is greater.

In addition, any violation of this policy statement can be expected to result in serious sanctions by Brandes, including termination.

Identifying Inside Information

Before recommending or executing any trade for yourself or others, including client accounts, you must determine whether you have access to material nonpublic information.  If you think that you might have access to material nonpublic information, you should take the following steps:

a.	Report the information and proposed trade immediately to the General Counsel, or his designate.
b.	Do not purchase or sell the securities on behalf of yourself or others, including Employee-Related Accounts and clients accounts.
c.	Do not communicate the information inside or outside of Brandes, other than to Brandes’ attorneys.
d.	After the General Counsel, or his designate, has reviewed the issues, the firm will determine whether the information is material and nonpublic and, if so, what action the firm should take.

You should consult with General Counsel, or his designate, or Brandes’ outside counsel before taking any action.

Contacts with Public Companies

Contacts with public companies represent an important part of Brandes’ research efforts.  Brandes may make investment decisions on the basis of the firm’s conclusions formed through such contacts and analysis of publicly available information.  Difficult legal issues arise, however, when, in the course of these contacts, a Brandes employee becomes aware of material nonpublic information. This could happen, for example, if a company’s Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors.  In such situations, Brandes must make a judgment as to it further conduct. To protect yourself, your clients and Brandes you should contact immediately General Counsel, or his designate, if you believe that you may have received material nonpublic information.

Tender Offers

Tender offers represent a particular concern in the law of insider trading for two reasons.  First, tender offer activity often produces extraordinary gyrations in the price of the target company’s securities.  Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases).  Second, the SEC has adopted a rule which expressly forbids trading and “tipping” while in possession of material nonpublic information regarding a tender offer received from the tender offerer, the target company or any acting on behalf of either.  Brandes employees should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

Supervisory Procedures

The role of the General Counsel is critical to implementation and maintenance of Brandes’ policy and procedures against insider trading.  Supervisory procedures can be divided into two classifications – prevention of insider trading and detection of insider trading.

Prevention of Insider Trading

To prevent insider trading, General Counsel should:

a.	Provide an educational program to familiarize officers, partners, and employees with Brandes’ policy and procedures;
b.	Answer questions regarding Brandes’ policy and procedures;
c.	Resolve issues of whether information by an officer, partner or employee of Brandes is material and nonpublic;
d.	Regularly review and update Brandes’ policy and procedures;
e.
Implement measures to prevent dissemination of material nonpublic information, or restrict trading of securities involved, when it has been determined that an officer, partner or employee of Brandes has material nonpublic information; and

f.	Require that all employees seek pre-approval with respect to transactions involving Reportable Securities as described in the Code of Ethics.
g.	Confirm that regular and continuous testing of employee personal trading and the policies and procedures of the Code of Ethics is conducted.

Special Reports to Counsel

Promptly upon learning of a potential violation of this policy statement, General Counsel should prepare a written report to Brandes’ outside counsel providing full details, which may include:

a.	The name of particular securities involved, if any;
b.	The date General Counsel learned of the potential violation and began investigating;
c.	The accounts and individuals involved;
d.	Actions taken as a result of the investigation, if any; and
e.	Recommendations for further action.

Detection of Insider Trading

To detect insider trading, the GHOC or their designee, should:

a.	Review the trading activity reports filed by each officer, partner and employee; and,
b.	Review the trading activity of accounts managed by Brandes.

1 Shares of Mutual Funds managed or sub-advised by Brandes held directly at the investment company do not need to be moved to a designated broker-dealer firm.

2 Affiliates and divisions within a company are considered separate entities for purposes of the gift receipt policy(e.g. Broker Dealer XYZ (USA) and Broker Dealer XYZ (Europe)).

3 An IPO generally means an offering of securities registered with the Securities and Exchange Commission (“SEC”), the issuer of which, immediately before the registration, was not required to file reports with the SEC. See, rule 17j-1(a)(6).

4 With respect to the participation in private placements or the permissible IPO’s listed above, an Employee-Related Account may obtain “the prior written approval of Brandes” by first submitting a written request for approval to the Legal/Compliance Department using the Request to Participate in an IPO/Private Placement in an Employee-Related Account Form. The Legal/Compliance Department shall review the proposed transaction to determine whether the proposed transaction would create any material conflicts of interest. If the Legal/Compliance Department determines that the proposed transaction would create no material conflicts of interests, the Legal/Compliance Department shall then seek written approval for the transaction from two managing partners. Such written approval shall include written justification for the decision of the managing partners. Any person authorized to purchase securities in an IPO or private placement shall disclose that s/he plays a part in any subsequent consideration by Brandes of an investment in the issuer of such securities.

5 Personal holdings shall be reported to the firm using SunGard.  Employees should contact the Legal/Compliance Department if they require any assistance or have any questions regarding the reporting of personal holdings.

6 No Initial Holdings Report is required form an employee who was an employee prior to the effective date of this Amendment and who has been reporting transactions in all his or her Employee-Related Accounts in accordance with Brandes’ Code of Ethics.

7 The Quarterly Employee Transaction Report is available in SunGard.  Employees should contact the Legal/Compliance Department if they require any assistance or have any questions regarding the completion of the Quarterly Employee Transaction Report.

8 The Annual Certification of Compliance is available in SunGard.  Employees should contact the Legal/Compliance Department if they require any assistance or have any questions regarding the completion of the Annual Certification of Compliance.

9 The Annual Holdings Report will be completed using SunGard.  Employees should contact the Legal/Compliance Department if they require any assistance or have any questions regarding the Annual Holdings Report.

10 In the case of a “Watchlist Violation”, in addition to other sanctions that may be appropriate depending on the nature of the violations, the employee will be asked to “bust” the violating trade, with the employee assuming any loss that may result and giving any gains that may result to a charity to be specified by the GHOC.

Code of Ethics   (Amended August 15, 2012)